As filed with the Securities and Exchange Commission on October 4, 2019

Registration No. 333-232605

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO.2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GJ Culture Group US, Inc.

(Exact name of registrant as specified in its charter)

Nevada	8299	83-2912878
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

GJ Culture Group US, Inc.

4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506

(925) 362-3169

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copy to:

Yue Cao, Esq.

Christopher A. Wilson, Esq.

Wilson Bradshaw & Cao, LLP

18818 Teller Avenue, Suite 115

Irvine, California 92612

Tel: (949) 752-1100 ext. 302

ycao@wbc-law.com

Vcorp Services, LLC

701 S. Carson Street, Suite 200

Carson City, NV 89701

(888) 528 2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer: [ ]	Accelerated filer: [ ]	Non-accelerated filer: [ ]	Smaller reporting company: [X]
Emerging Growth Company: [X]

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, par value $.0001 per share	8,126,071	$0.12	$975,128.52	$118.19

(1) Registration fee has been previously paid via Fedwire.

(2) This is the initial public offering, and no current trading market exists for our common stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(4) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The offering price was estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange, and, in accordance with Rule 457, the offering price of $0.12 is a fixed price at which the selling stockholders may sell their shares until our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that any application for the listing of our common stock on an exchange or automated quotation system will be approved or that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority; nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated: October 4, 2019

GJ Culture Group US, Inc.

8,126,071 shares of common stock

We are an emerging growth company. This prospectus relates to the sale of up to 8,126,071 shares of our common stock by persons who purchased shares of our common stock in a private placement that we effected from April to June of 2019. The purchasers of common stock in such private placement whose shares are being registered for resale are referred to in this prospectus as the selling stockholders.

Our common stock is not listed or traded on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to apply for the listing of our common stock on a national stock exchange or an automated quotation system. There can be no assurance that any application for the listing of our common stock on a national stock exchange or an automated quotation system will be approved. If any such application is not approved and our common stock ultimately is not listed on a national stock exchange or an automated quotation system, we intend to engage a market maker to apply for quotation on the OTCQB Market operated by OTC Markets Group, Inc.. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA); nor can there be any assurance that such an application for quotation will be approved.

There currently is no public market for our common stock. Until such time that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, the shares offered under this prospectus by the selling stockholders will be sold at a fixed price of $0.12 per share. As of and after such time (if ever) that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, the shares offered under this prospectus by the selling stockholders may be sold on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent or in privately negotiated transactions not involving a broker-dealer, and the prices at which the selling stockholders may sell the shares may be determined by the prevailing market price of the shares at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties.

Each selling stockholder may be considered an “underwriter” within the meaning of the Securities Act of 1933, as amended.

We will pay the expenses of this offering.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2019

Unless otherwise specified, the information in this prospectus is set forth as of October 4, 2019, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “company,” “our company,” “we,” “us” and “our,” we mean GJ Culture Group US, Inc., a Nevada corporation. This prospectus contains forward-looking statements and information relating to the Company . See “Cautionary Note Regarding Forward Looking Statements” on page 11.

Our Company

GJ Culture Group US, Inc. was formed as a Nevada corporation on December 20, 2018 for the purpose of providing educational and other related services based on classical Chinese studies and culture. We aim to serve as a cultural and educational meeting point between China and the U.S. The Company intends to provide educational training courses and lectures based on classical Chinese studies, inviting Chinese and U.S. experts to give lectures both in Chinese and English in the U.S., organizing China-U.S. international study tour activities for participants of all ages, as well as organizing and promoting China-U.S. cultural events, art fairs, exhibitions, and other activities promoting Chinese culture. As of today, as we just start our business operations, our business has been limited to providing consulting services to our contracted Chinese partners, including telephone or online consultation regarding market and research analysis of classical Chinese culture study in U.S. for the business activities or international tour proposed by our Chinese partners, and providing online oral trainings to the staff of our Chinese business partners.

Our principal executive offices are located at 4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506. Our telephone number is (925) 362-3169, and our website address is http://gjcc.us/.

JOBS Act

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance. We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

1

The Offering

This prospectus covers shares being offered for resale by the selling stockholders, which shares were issued by us in a private placement that we effected from April to June of 2019. The holders of shares of our common stock described in this paragraph are the selling stockholders under this prospectus.

ABOUT THIS OFFERING

Securities Being Offered	Up to 8,126,071 shares of our common stock to be sold by selling stockholders.

Initial Offering Price	A fixed price of $0.12 per share until such time (if ever) that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, after which the shares offered under this prospectus by the selling stockholders may be sold at prices determined by the prevailing market price of the shares at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties.

Terms of the Offering	The selling stockholders will determine the terms relative to the sale of the shares of our common stock offered hereby.

Termination of the Offering	The offering will conclude when all of the 8,126,071 shares of common stock have been sold or at a time when our company, in its sole discretion, decides to terminate the registration of the shares.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 3.

2

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

We have limited operating history and it is difficult to evaluate our potential for business success.

We have limited history of operations. As such, we face all the risks inherent in a new business, and there can be no assurance that we will be successful and/or profitable. Our entry into the education industry and our lack of a significant operating history makes it difficult to evaluate the risks and uncertainties we face. Our failure to address these risks and uncertainties could cause our business results to suffer.

We may not be able to attract students.

The success of our business depends largely on the number of students. Therefore, our ability to continue to attract new students is critical to our continued success and growth. Being able to do so depends on a variety of factors, including our ability to advertise and promote our services, maintain and enhance product and service quality, refine our teaching methodologies and innovate and develop new products to match our customers’ demands and the changing market trends. If we are unable to continue to attract new students or retain existing students, our revenues may never increase, or we may not be able to maintain profitability, either of which could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue devoting significant capital resources to fund our business expansion. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through the sale of our products, public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the prospects for development of competitive products by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We may be forced to curtail or discontinue operations if we are unable to obtain, on commercially acceptable terms, additional capital that we may require from time to time in the future to finance our operations and growth.

We will need additional capital to continue and expand our operations and to implement our business strategy. If our operations expand faster or at a higher rate than currently anticipated, we may require additional capital sooner than we expect. We also may need to raise additional funds sooner to fund more rapid expansion or the development or enhancement of our existing products and services. We are unable to provide any assurance or guarantee that additional capital will be available when needed by our company or that such capital will be available under terms acceptable to our company or on a timely basis. If additional funds are raised through the issuance of equity, convertible debt or similar securities of our company, the percentage of ownership of our company by our company’s stockholders will be reduced, our company’s stockholders may experience additional dilution, and such securities may have rights or preferences senior to those of our common stock. We are unable to provide any assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of potential opportunities, develop or enhance product and services or otherwise respond to competitive pressures would be limited significantly. This limitation could harm substantially our business, results of operations and financial condition.

3

We may not be able to develop, maintain or enhance our brand.

We believe that building our brand will contribute significantly to the success of our business and thus it will become one of our key competitive advantages. We intend to undertake a number of initiatives and invest significant capital and other resources to promote our brand. However, our branding efforts may not be successful or may even inadvertently damage our brand. Furthermore, any negative publicity relating to our company, products, teachers, employees and students, regardless of its veracity, could harm our brand image and reputation and even expose us to adverse legal and regulatory consequences. If we are unable to maintain or enhance our brand, eliminate incidents of negative publicity, or manage our marketing and branding spend, our business and results of operations may be materially and adversely affected.

We face intense competition in our industry, and we may fail to maintain or gain market share.

The classic Chinese studies market in the U.S. is rapidly evolving, highly fragmented and intensely competitive. Competition in this industry may persist and even intensify. We compete with other service providers offering similar services in a number of areas, such as brand image, course content and structure and service quality. Some of these competitors may have greater financial or other resources than we do. We cannot assure you that we will be able to compete successfully against existing or potential competitors offering courses and content regarding Chinese culture as a whole, and if we fail to gain or maintain, or if we lose market share, our business, financial condition and results of operations may be materially and adversely affected.

We may not be able to grow as rapidly as we planned, or effectively execute our growth strategies.

We aim to continue enrolling new students, recruiting new teachers, increasing the operating efficiency of our existing business and investing in complementary products. However, we may not be able to continue to grow as rapidly as we expect. Furthermore, if we fail to execute our growth strategies effectively, our financial condition and results of operations may be materially and adversely affected.

We will need to achieve commercial acceptance of our services and course materials to generate revenues and achieve profitability.

Superior competitive services may be introduced, or customer needs may change, which would diminish or extinguish the uses for our products. We cannot predict when significant commercial market acceptance for our services and products will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our services and products, then we may not be able to generate revenues from them. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new services and products accepted by customers. If we are unable to cost-effectively achieve acceptance of our services and products by customers, or if our services and products do not achieve wide market acceptance, then our business will be materially and adversely affected.

We may not be successful in introducing new products or enhancing our existing products.

We intend to continue developing new products, as well as further enhancing our existing products. This process is subject to risks and uncertainties, such as unexpected technical, operational, logistical or other problems that could delay the process temporarily or permanently. Moreover, we cannot assure you that any of these new products or enhancement of existing products will fulfill customer needs, match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or generate incremental revenues.

In addition, introducing new products or enhancing existing products requires us to make various investments in curriculum and courseware development and management, incur personnel expenses and potentially reallocate other resources. If we are unable to develop new products or cannot do so in a cost-effective manner, or are otherwise unable to manage effectively the operations of those products, our financial condition and results of operations could be adversely affected.

4

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services.

Our success depends in part on the continued application of services, efforts and motivation of our senior management team and key personnel, including Sanjun Kuang and Huawei Li. Both Sanjun Kuang and Huawei Li work for other companies and are not our full-time employees. If one or more of our senior management members or key personnel are unable to continue in their present positions, we may not be able to find replacements successfully, and our business may be disrupted.

We will need to continue to hire additional personnel as our business grows. A shortage in the supply of personnel with requisite skills could negatively impact our ability to manage our existing products and services, launch new products and expand our operations. There is competition for experienced personnel in the private education industry and key personnel could leave us to join our competitors. Losing the services of our experienced personnel may be disruptive to and cause uncertainty for our business, which may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to recruit, train and retain a sufficient number of qualified teachers.

Qualified teachers are essential to provide our education and services, as well as our brand and reputation. Our ability to attract teachers with the necessary experience and qualifications is a key factor in the success of our operations. We seek to hire qualified teachers who are dedicated to teaching and are able to follow our teaching procedures and deliver effective instruction. The market for recruiting teachers that specialize in classical Chinese studies and culture is extremely competitive, and we must also provide our teachers continued training to ensure that they stay abreast of changes in student demands, our teaching methodologies and other key trends necessary. In order to recruit qualified full-time teachers, we must provide candidates with competitive compensation packages and offer attractive career development opportunities. We cannot guarantee we will be able to recruit, train and retain a sufficient number of qualified teachers in the future, which may have a material adverse effect on our business, financial condition and results of operations.

We may encounter disputes from time to time relating to the use of third-party intellectual properties.

We cannot assure you that our products, courseware, course materials or any intellectual property developed or used by us do not or will not infringe the intellectual property rights held by third parties.

As of the date of this prospectus, we are not aware of any ongoing legal proceedings or disputes alleging our infringement of third-party intellectual properties. However, we may encounter disputes from time to time over rights and obligations concerning intellectual property, and we may not prevail in those disputes. Any such intellectual property infringement claim could result in costly litigation and divert our management attention and resources.

We may fail to adequately protect our intellectual property rights, and we may be exposed to intellectual property infringement claims by third parties.

We have registered our domain name and we are in the process of applying for trademarks. We may apply for more intellectual property rights in the future. Our intellectual property rights will distinguish us from our competitors and strengthen our competitive advantages.

Unauthorized use of any of our intellectual property by third parties may adversely affect our business and reputation. We rely on a combination of copyright, trademark and trade secrets laws, and confidentiality agreements with our employees and contractors, to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights. Nevertheless, third parties may obtain and use our intellectual property without due authorization. We may also need to resort to litigation and other legal proceedings to enforce our intellectual property rights. Any such action, litigation or other legal proceedings could result in substantial costs and diversion of our management’s attention and resources and could disrupt our business. In addition, we cannot assure you that we will be able to enforce our intellectual property rights effectively or otherwise prevent others from the unauthorized use of our intellectual property. Failure to adequately protect our intellectual property could materially and adversely affect our business, financial condition and results of operations.

5

Accidents, injuries, suspension of service or other harm may occur at our learning facilities study tours or the events we organize.

We could be held liable if any student, employee or other person is injured in any accident at any of our learning facilities, study tours or the events we organize. Although we believe we take appropriate measures to prevent these risks, we may still be held liable if any such incident occurs. People in general, and parents specifically may perceive our facilities, tours or events to be unsafe, which may discourage them from attending or sending their children to our learning facilities, tours or events. Although the travel agencies that we engage to provide international study tours are required to obtain travel insurance, the insurance coverage may not be adequate to fully protect us from claims of all kinds. We currently do not maintain any liability insurance and we cannot guarantee that we will be able to successfully claim even if we may obtain sufficient liability insurance in the future. Any criminal or liability claim against us or any of our employees could adversely affect our reputation and ability to attract and retain students. Any of these incidents may create unfavorable publicity, cause us to incur substantial expenses and divert the time and attention of our management.

Our results of operations are subject to seasonal fluctuations.

Our industry generally experiences seasonality. Seasonal fluctuations are likely to affect our business. In general, we generate higher revenues in the third quarter as we generate revenues from summer China-U.S. international study tours during the summer holiday. We also generally generate high revenues in the first quarter due to the Chinese New Year holiday, and from our winter China-U.S. international study tours. Overall, although the historical seasonality of our business has been relatively mild, we expect to continue to experience seasonal fluctuations in our results of operations.

We may not be able to conduct our selling and marketing activities effectively.

Our selling and marketing activities may not be well received by our target audience and may not result in the level of sales that we anticipate. In addition, we may not be able to retain or recruit experienced selling and marketing staff, or to efficiently train junior staff. Moreover, selling and marketing methods and tools in the classical Chinese studies market continue to evolve. This may require us to experiment with new methods to keep pace with industry developments and student needs. Failure to refine our existing approaches or to implement new approaches in a cost-effective manner may reduce our market share, cause our revenues to decline and negatively impact our profitability.

We plan to establish our own or rent the third party’s data management system which may have weakness and personal data that we collect and retain may be publicly disclosed due to a system failure or otherwise.

We plan to maintain personal data, such as academic records, address and family information of students, teachers and other employees in a data management system established by ourselves or rented from the third party. If the security measures we use to protect personal data are ineffective due to a system failure or other reasons, we could be liable for claims of invasion of privacy, impersonation, unauthorized purchases or other claims. In addition, we could be held liable for the misuse of personal data, fraudulent or otherwise, by students, teachers and other employees. We could incur significant expenses in connection with rectifying any security breaches, settling any resulting claims and providing additional protection to prevent additional breaches. In addition, any failure to protect personal information may adversely impact our ability to attract and retain students, harm our reputation and materially and adversely affect our business, results of operations and prospects.

Our relationships with overseas education service providers may deteriorate.

We collaborate with various overseas institutions located in China to provide overseas study tours to students where we engage third party travel agency as operator of the tour and we provide promotion and marketing services to the travel agency. We organize tours for students to experience Chinese culture first hand. These relationships help us offer more diverse products, and charge a premium for the products we offer with other overseas education service providers. These relationships also help us enrich the content of our curriculum and enhance our brand and reputation and provide exposure to international educational best practices and methods.

6

If our relationships with any of these overseas education service providers deteriorate or are otherwise damaged or terminated, or if the benefits we derive from these relationships diminishes, whether as a result of our own actions or the actions of others, including our competitors, or of regulatory authorities or other entities beyond our control, our business, prospects, financial condition and results of operations could be adversely affected.

Our target demographic is located in certain metropolitan areas of the U.S., and any significant downturn of the regional economy or adverse changes in the local regulatory regime of such areas may materially and adversely affect our business, financial condition and results of operations.

The concentration of our business in the areas where Chinese people or people of Chinese descent live exposes us to geographical concentration risks related to these regions. Any material adverse social, economic or political development or any natural disaster or epidemic affecting these regions could negatively affect the disposable income of the families of our current and prospective students and their demand for private, extra-curricular education. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to charge tuition at sufficient levels to be profitable or raise tuition as planned.

Our results of operations will be affected in large part by the pricing of our education services. We generally determine tuition based on the demand for our education services, the cost of our services, and the tuition and the fees charged by our competitors who provide U.S.-China international tours. We cannot guarantee that we will be able to maintain or increase our tuition in the future without adversely affecting the demand for our education services.

Furthermore, the tuition we are able to charge is subject to a number of other factors, such as the perception of our brand, the academic results perceived or achieved by our students, general customer satisfaction with the contents of our course and their relevance, our ability to hire qualified teachers, and general local economic conditions. Any significant deterioration in these factors could have a material adverse effect on our ability to charge tuition at levels sufficient for us to remain profitable.

If we fail to help our students achieving their academic goals, students and parents’ satisfaction with our education services may decline.

The success of our business depends on our ability to deliver quality education and help our students achieve their academic and business goals. Our courses may not be able to meet the expectations of our students and/or their parents. A student may not be able to attain the level of academic improvement or proficiency in Chinese language and/or culture that he or she seeks and his or her performance may otherwise not progress or decline due to reasons beyond our control. We may not be able to provide education that is satisfactory to all of our students and to their parents, and student and parent satisfaction with our services may decline. Any of the foregoing could result in a student’s withdrawal from our courses, and dissatisfied students or their parents may attempt to persuade other students or prospective students not to attend our courses, lectures or tours. If our ability to retain students decreases significantly or if we otherwise fail to continue to enroll and retain new students, our business, financial condition and results of operations may be materially and adversely affected.

7

Competition in the private education market could reduce enrollment to our courses, increase our cost of recruiting and retaining students and teachers and put downward pressure on our tuition and profitability.

We may face competition from existing or new schools that include Chinese language and classical studies in their curriculum and that target the children of affluent local Chinese families in the locations in which we intend to operate. Some of our existing and potential competitors may be able to devote greater resources than we can to the development and construction of private schools and respond more quickly to changes in demands of students and their parents, admissions standards, market needs or new technologies. Moreover, our competitors may increase capacity in any of the local markets to an extent that leads to an over-supply of placement positions at private schools and downward pressure on tuition. Our existing or potential competitors may also strategically price their tuition lower than ours to attract students and parents.

We may also face competition from other complementary education service providers that may have stronger financial resources, technology, service performance or brand recognition.

If we are unable to differentiate our services from those of our competitors and successfully market our services to students and their parents, we could face competitive pressures that reduce our student enrollment. If our student enrollment falls, we may be required to reduce our tuition or increase spending in order to attract and retain students, which could materially and adversely affect our business, prospects, results of operations and financial condition.

Our business and financial performance may suffer if we fail to successfully develop and launch new complementary education services.

The future success of our business depends partly on our ability to develop new complementary seminars, lectures or classes for marketing purpose. The planned timing or launch of new complementary seminars, lectures or classes is subject to risks and uncertainties. Actual timing may differ materially from any originally proposed timeframes. Unexpected operational, technical or other issues could delay or prevent the launch of one or more of our new complementary programs. In addition, significant investment of human capital, financial resources and management time and attention may be required to successfully launch features of any new complementary program. If we fail to manage the expansion of our complementary seminars, lectures or classes cost-effectively, our business could be negatively affected.

We cannot assure you that any of our new services will achieve market acceptance or generate incremental revenue or that our operation of such new services or programs will comply with our business scope. If our efforts to develop, market and sell our new programs to the market are not successful, our business, financial position and results of operations could be materially and adversely affected.

We have limited insurance coverage with respect to our business and operations.

We are exposed to various risks associated with our business and operations, and we have limited insurance coverage. See “Business—Insurance” for more information. We are exposed to risks including, among other things, accidents or injuries in our facilities, loss of key management and personnel, business interruption, natural disasters, terrorist attacks and social instability or any other events beyond our control. We do not have any business interruption insurance, product liability insurance or key-man life insurance. Any business disruption, legal proceeding or natural disaster or other events beyond our control could result in substantial costs and diversion of our resources, which may materially and adversely affect our business, financial condition and results of operations.

8

Our employees may engage in misconduct or other improper activities.

Like all companies, we face the risk of employee misconduct or other improper activities. Employee misconduct could include intentional failures to comply with laws and regulations, unauthorized activities, attempts to obtain reimbursement for improper expenses, or submission of falsified time records. Negative press reports regarding employee misconduct could harm our reputation, and if our reputation is negatively affected, our future revenues and growth prospects would be adversely affected. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in controlling unknown or unmanaged risks or losses, which could harm our business, financial condition, results of operations and our ability to meet our financial obligations.

Our inability to renew existing leases on favorable terms may adversely affect our results of operations.

We operate our main business site located on leased premises. There can be no assurance we will be able to renew our expiring leases after the expiration of all remaining renewal options. As a result, our additional costs may incur to operate our business, including increased rent and other costs related to the negotiation of terms of occupancy of an existing leased premise. If we are unable to renew a lease or determine not to renew a lease, there may be costs related to the relocation and development of a replacement premise or, if we are unable to relocate, reduced revenue.

We have not paid dividends and do not expect to do so in the foreseeable future.

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock currently constitutes a “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission (the “SEC”) relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

We intend to have substantial business cooperation with institutions located in China in the future. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over foreign exchange or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. In 2018, the Renminbi has depreciated significantly against the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section titled “Risk Factors” incorporated by reference herein. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In the light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to shares of our common stock that may be offered and sold from time to time by the selling stockholders, we will receive no proceeds from the sale of shares of our common stock pursuant to this offering.

DETERMINATION OF OFFERING PRICE

Our common stock is not currently listed on any exchange or quotation system, and, accordingly, there is no established public trading market for our common stock. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to apply for the listing of our common stock on a national stock exchange or an automated quotation system. If any such application is not approved and our common stock ultimately is not listed, we intend to engage a market maker to apply for quotation on the OTCQB Market.

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Until such time that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, the shares offered under this prospectus by the selling stockholders will be sold at the initial offering price of $0.12 per share. As of and after such time (if ever) that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, the shares offered under this prospectus by the selling stockholders may be sold on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent or in privately negotiated transactions not involving a broker-dealer, and the prices at which the selling stockholders may sell the shares may be determined by the prevailing market price of the shares at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties.

In determining the initial offering price of $0.12 per share (as stated above), we considered our company’s future prospects and those of our industry in general, our revenue, earnings and certain other financial and operating information in recent periods and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. We cannot assure you that the prices at which the shares will sell in the public market after our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market (if ever) will not be lower than the initial offering price or that an active trading market in our common stock will develop or continue if developed.

DIVIDEND POLICY

We cannot provide any assurance that we will declare or pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2019.

June 30, 2019
(unaudited)
Current liabilities	$3,652

Stockholders’ equity (deficit):
Preferred stock	$0
Common stock	$4,298
Additional paid-in capital	$360,330
Deficit	$(55,509)

Total stockholders’ equity	$309,117
Total capitalization	$312,769

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DILUTION

The net tangible book value of our company as of June 30, 2019 was $301,118 or approximately $0.00 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

None of the proceeds from the sale of 8,126,071 shares of common stock offered by the selling stockholders will be paid to our company. Therefore, our net tangible book value will be unaffected by such sales.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any national exchange or quotation system, and, accordingly, there is no established public trading market for our common stock. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to apply for the listing of our common stock on a national stock exchange or an automated quotation system. Until our common stock is listed, there is no market price for the shares. Once listed on a national stock exchange or an automated quotation system, the shares may be sold at prevailing market prices or at privately negotiated prices. There can be no assurance that any application for the listing of our common stock will be approved.

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If any such application is not approved and our common stock ultimately is not listed on a national stock exchange or an automated quotation system, we intend to engage a market maker to apply for quotation on the OTCQB Market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB Market; nor can there be any assurance that such an application for quotation will be approved. If such an application is approved and our common stock is approved for quotation via the OTCQB Market, then our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange. These factors may result in higher price volatility and less market liquidity for our common stock. In any event we cannot assure you that any market for the shares will develop or be sustained.

Until such time that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, the shares offered under this prospectus by the selling stockholders will be sold at the initial offering price of $0.12 per share. As of and after such time (if ever) that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, the shares offered under this prospectus by the selling stockholders may be sold on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent or in privately negotiated transactions not involving a broker-dealer, and the prices at which the selling stockholders may sell the shares may be determined by the prevailing market price of the shares at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties.

8,126,071 shares of our common stock are covered by the registration statement of which this prospectus is a part and may be sold by the selling stockholders hereunder. The selling stockholders also may sell their shares of our common stock under Rule 144 under the Securities Act rather than under this prospectus. See “Plan of Distribution.”

Holders of our Common Stock

As of October 4, 2019, 42,959,574 shares of our common stock were outstanding and held of record by approximately 68 stockholders of record.

Dividends

We cannot provide any assurance that we will declare or pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted an Equity Compensation Plan.

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DESCRIPTION OF BUSINESS

Industry Background

Increasing Demand for Classical Chinese Studies Education in the U.S.

Since initiating market reforms in 1978, China’s economy has been transitioning from a planned economy to a more market-oriented economy. The economy in China has grown significantly over the past few decades. China’s overall economy and the average wage in China have increased in recent years and are expected to grow, which inspired a growing global interest in China, and a growing demand to learn more about the Chinese culture and language. Even Mark Zuckerberg, Facebook’s CEO, offered RMB 840,000 (approximately USD 125,000) to hire a Chinese speaking nanny for his daughter. Currently, there is a demand of Chinese education, both culturally and language-wise, of about 6 million people in the U. S.

The market for classical Chinese studies education and training in the U.S. exists, but is still in an early stage of development. We estimate that this industry presents huge training needs, substantial business opportunities, and considerable profit margins. It has already attracted a large number of institutions and organizations who participate in the market and promote the development of the industry.

Data source: Zero Power Intelligence Research Institute. The data supporting the two tables appearing in the Registration Statement on pages 15 and 18 was calculated based on statistics from National Bureau of Statistics of China, or NBSC, and relevant associations. To be more specific, Zero Power use the population data of the United States in 2015 from National Bureau of Statistics (http://data.stats.gov.cn/easyquery.htm?cn=G0104) and the historical population data from 1968 to 2018 of the United States from World Bank (https://data.worldbank.org.cn/indicator/SP.POP.TOTL?locations=US). Zero Power then estimated the number of people participating in Chines education studies through its own theoretical deduction and data model based upon its industry research. Zero Power also estimated that the annual spending on the such education is approximately $1,000 per person; and The number of people participating in classical Chinese studies education in the U.S. mainly includes the number of enrollments of Confucius Institutes and classical Chinese studies education and training institutions in the U.S.

The numbers represent billions in USD.

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Targeting Market for Classical Chinese Studies Education in the U.S. – The Chinese-American Demographic

According to the U.S. Census Bureau, there were 4.52 million Chinese people living in the U.S. in 2018. This makes Chinese people the largest Asia-Pacific ethnic group in the U.S., and the second largest ethnic group after the Mexicans, when considering all ethnic minorities as a whole. The US Department of Homeland Security lists Chinese immigrants as the third-largest immigrant group in the United States. There are 21 million Asia-Pacific Americans in the U.S., accounting for 6.7% of the total population. It is expected that by 2050 Asia-Pacific Americans will account for 10% of the total U.S. population.

Chinese people gather in certain parts of the U.S., mainly in California, New York, and other metropolitan cities. Half of all Chinese Americans live in the western part of the U.S. One fifth live in the northeast and south. In the west of the U.S. they concentrate in Seattle, Washington, Los Angeles, San Francisco, and other cities located in California; and in the south in cities located in Texas, such as Houston and Dallas. In the Northeast they concentrate in New York and Boston. New York City, with 570,000 Chinese, is a metropolis with a large Chinese population.

Most Chinese Americans are concentrated in California, with 36.9% of the total Chinese population, followed by New York, with 16.9%; New Jersey, with 4.4%; Texas, with 4.2%; and Florida, with 4.1%.

These 4.52 million Chinese-Americans, with a prior affinity to the Chinese identity and culture, will be our initial target audience. They are the driving force behind the American educational enterprises offering traditional Chinese culture immersion courses and services related to Chinese language and classical Chinese studies.

Challenges Faced by Institutions Offering Classical Chinese Studies Education in the U.S.

The classical Chinese studies education offered in the current U.S. market is in a state of chaotic development. This is mainly reflected by two key factors: (i) the design and planning of course content is disorganized; and (ii) teachers are poorly selected and trained. The combination of these two elements results in the fact that the concept of classical Chinese studies is not clearly defined.

i.	Course setting. Due to the lack of carefully planned course and content design, there is no consensus on the subject of what constitutes classical Chinese studies in the U.S. This causes institutions and universities to develop their own policies and their own interpretation when selecting the curriculum and content for their classical Chinese studies courses. There is no unified curriculum for classical Chinese studies in the U.S. today. Each learning center and university uses the resources available to them when structuring a course, some prioritize art over history and literature, while others do the opposite. They all emphasize their perceived strong subjects or where they have more available resources.

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ii.	Teacher selection. The present market lacks teachers who are specialized or have the required skills, experience, and qualifications to teach a classical Chinese studies course. Some teachers who are not qualified to teach subjects related to classical Chinese studies are somehow teaching those courses. This lack of specialization and professionalism among the teachers themselves makes delivering a real classical Chinese studies course very difficult. Students, not knowing any better, blindly obey.

Market Opportunity Analysis of Classical Chinese Studies Education in the U.S.

Currently, there are not many education service providers who offer classical Chinese studies operating in the U.S., and long-term operating experience in this field is non-existent. This may be because most of the educational institutions operating in the market pursue revenue and tend to ignore the needs of clients. Many Internet educators focus on profitability rather than education itself, and their lack of competitive teaching methods and content renders them unable to enter into an overseas market with a full-fledged array of different education offers like they can in the U.S.

Service providers offering classical Chinese studies education have two major functions: To teach American students Chinese and provide services so that some of those American students can study abroad in China, and to promote the excellence of Chinese culture as a whole. Some companies use their platform to provide American students with English-language versions of classical Chinese studies courses and Chinese language learning courses. They also invite experts in Chinese language and professors, scholars, and academics of classical Chinese studies to give lectures.

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Data source: Zero Power Intelligence Research Institute. The data supporting the two tables appearing in the Registration Statement on pages 15 and 18 was calculated based on statistics from National Bureau of Statistics of China, or NBSC, and relevant associations. To be more specific, Zero Power use the population data of the United States in 2015 from National Bureau of Statistics (http://data.stats.gov.cn/easyquery.htm?cn=G0104) and the historical population data from 1968 to 2018 of the United States from World Bank (https://data.worldbank.org.cn/indicator/SP.POP.TOTL?locations=US). Zero Power then estimated the number of people participating in Chines education studies through its own theoretical deduction and data model based upon its industry research. Zero Power also estimated that the annual spending on the such education is approximately $1,000 per person; and The number of people participating in classical Chinese studies education in the U.S. mainly includes the number of enrollments of Confucius Institutes and classical Chinese studies education and training institutions in the U.S.

The numbers represent billions in USD.

Effect of Existing or Probable U.S. Government Regulations on the Business

Generally, we intend to provide non-certified educational services without the issuance of a degree. Providers of such educational services are generally not required to be licensed under applicable state laws. For example, the New York Education Law exempts from its licensing provisions schools that provide instruction in only the following subjects: religion, dancing, 38 music, painting, drawing, sculpture, poetry, dramatic art, languages, reading comprehension, mathematics, recreation, yoga, martial arts, pilates and athletics. In California, another state we intend to provide services, the California Education Code and the California Code of Regulations, Title 5, Education apply uniquely to K-12 public schools, special education services and ancillary topics concerning the former, including teacher credentialing. We believe that the other states in which we intend to operate provide similar exemptions from licensure.

We are subject to laws, rules or regulations of general applicability, including laws respecting labor, work safety and health. To date, these laws have not had a material adverse effect on our operations. While our business operations have not been materially adversely affected by regulation, we cannot assure you that we will not be adversely affected in the future nor can we predict the effect of any future legislation or regulation.

Existing or Probable PRC Government Regulations on the Business

The Standing Committee of the National People’s Congress promulgated Tourism Law of the PRC on 25 April 2013 and amended it on 7 November 2016 and 26 October 2018. Tourism Law of the PRC applies to tours, vacations, recreations and other forms of tourism activities within the territory of the PRC and including outbound tours but organized within the territory of the PRC and the incidental services provided. Pursuant to Tourism Law of the People’s Republic of China, approval from the tourism authorities shall be obtained and industrial and commercial registration shall be made in accordance with the relevant PRC law in order to establish a travel agency, attract, organize and receive tourists, and provide tourism services, the following requirements shall be met: (i) have a fixed business site; (ii) equipped with the necessary business facilities; (iii) have registered capital that conforms to the regulations; (iv) have necessary management staff and tour guides; and (v) any other condition stipulated by the laws and administrative regulations.

Travel agencies may engage in the following businesses: (i) domestic tourism; (ii) outbound tourism; (iii) border tourism; (iv) inbound tourism; and (v) other tourism businesses. To engage in businesses (ii) and (iii) above, a travel agency must obtain the required business license. Specific requirements shall be set by the State Council of the PRC.

The Regulations on Travel Agencies was promulgated by the State Council of the PRC on 20 February 2009, and amended on 6 February 2016 and 1 March 2017 (the“Regulations on Travel Agencies”). The term“travel agencies” as mentioned in the Regulations on Travel Agencies shall refer to enterprise legal persons that engage in such activities as soliciting, organizing and receiving tourists, provide tourists with relevant tourism services, and conduct domestic tourism business, inbound tourism business, or outbound tourism business. A travel agency operating different tourism businesses shall deposit different quality assurance funds. A travel agency operating the domestic tourism business and inbound tourism business shall deposit the quality assurance fund of RMB200,000. Where, in violation of this Regulation on Travel Agencies, and if the travel agency refuses to correct, its business permit for travel agencies shall be revoked.

In order to strengthen the administration of tourism safety, Administrative Measures for Tourism Safety was promulgated by the China National Tourism Administration of the PRC (which entity has been revoked, changed to Ministry of Culture and Tourism of the PRC on 27 September 2016 (the Administrative Measures”). Pursuant to the Administrative Measures, tourism operators shall observe the following requirements: (i) their service places, service items, facilities and equipment meet the requirements of the relevant safety laws, regulations and mandatory standards; (ii) recruiting the necessary safety and rescue personnel and installing relevant facilities and equipment; (iii) establishing a safety management and responsibility system; and (iv) guaranteeing capital investment in work safety.

We collaborate with travel agencies inside China to provide international study tour services from U.S. to China or from China to U.S. According to the Business Cooperation Agreement (the “China Travel Agreement”) we entered into with Xi’an China Travel Service Co., Ltd. (“China Travel”) on March 5, 2019, China Travel shall be the organizer of the classical Chinese culture related tour camp from the U.S. to China. We only cooperate and engage with qualified PRC travel agencies, such as above mentioned China Travel, with required business license to organize Chinese classical culture related tour program inbound or outbound China. Because we are not engaged in travel agency business in China, the Tourism Law of the PRC, the Regulations on Travel Agencies, and Administrative Measures for Tourism Safety promulgated by relevant Chinese governments and authorities are not applicable to us.

Company Overview

GJ Culture Group US, Inc. (“GJ Culture”) is a Nevada corporation, dedicated to providing educational and other relating services based on classical Chinese studies and culture. We aim to serve as a cultural and educational meeting point between China and the U.S. We will pursue our business purpose by providing educational training courses and lectures based on classical Chinese studies, organizing China-U.S. international study tour activities for participants of all ages, and organizing and promoting China-U.S. cultural events, art fairs, exhibitions, etc. Our executive office is located in Danville, the State of California.

We will focus on education and the cultural exchange between China and the U.S., relying on our profound knowledge in the field of Chinese classical culture and art. We intend to capitalize on the growing interest in China and on its increasing global influence by offering accurate and systematized curriculum of classical Chinese studies, and contribute to the exchange and development of cultural education and art between China and the U.S.

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Our Mission and Vision

Committed to quality education service based on classical Chinese studies and culture

Generally speaking, classical Chinese studies mainly refer to an academic system which utilizes the study of Chinese classics to illustrate and convey the ethos, philosophy, character, and moral and social code of the Chinese nation. Classical Chinese studies are applied to guarantee the quality of education. It contributes to the development of intelligence in children, which requires the constant acquisition of knowledge, the enhancement of language through reading and speaking, and the cultivation of memory abilities. All of these qualities can be developed through Di Zi Gui, which offers the standards for being a good pupil and child, and the San Zi Jing (Three Character Classic) used to teach children Confucian values.

Adolescents have entered the stage of understanding the world and establishing their personalities, and need to be guided in words and deeds, as in this stage they have begun to learn through imitation. Therefore, in addition to words and deeds, they need to be given the proper resources to enable them to fully digest and understand their pre-memory knowledge. Adolescents learn to develop critical thinking and perception skills through classical Chinese poetry, painting, calligraphy, chess, and the Chinese Game of Go.

Adults have the richness of life experience behind them. Their life, work, and emotional spheres are more complex, so education at this stage of life is dedicated to reflection, experience, and contemplation. Studying the rich ideological and theoretical works of the Chinese classics will help adults think and act wisely and face with ease all difficulties that may present themselves in their life.

Committed to the dissemination of ancient Chinese philosophical ideas.

The development of a country cannot be separated from the proliferation of culture, which in turn cannot be separated from the inheritance and dissemination of the cultural traditions existing in the area. In fact, Chinese culture is both ancient and complex, in and of itself is an evidence of the continuing accumulation of knowledge through civilization. Chinese classical studies contain abundant ancient Chinese philosophy. It is not only the essence of classical Chinese culture, but also an important factor to maintain the sustainable development of contemporary China. We believe that Chinese culture and Chinese classical studies contribute not only to the sustained development and expansion of the Chinese people, but to the sustained development of the world as a whole. Our long-term objective is to introduce ancient Chinese philosophical ideas into collective consciousness.

Committed to become a bond between Chinese and western cultures and art.

GJ Culture will gradually expand its international study tour services, classical Chinese studies education services, seminars, cultural events, and art fairs by integrating and managing the valuable resources we have accumulated in the field of Chinese classical studies, culture, and art. Over the years we have gained knowledge, experience, and expertise in the fields of both Chinese and western culture and art. We anticipate that this knowledge will position us not only as an education service provider, but also as a platform for the exchange of culture and art between China and the U.S. We intend to serve as a melting pot for the continuous amalgamation of Chinese and American cultures.

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Our Competitive Strengths

The contents of our seminars and teaching materials will be written and composed specifically for classical Chinese educational purposes.

The contents of our classical Chinese studies education curriculum will be designed based on the traditional Chinese classics. To develop the contents and systematize our course curriculum we have incorporated both Chinese and western education models, applying a directional development approach. Our system is different from other institutions in this industry that simply read the traditional classics and design courses according to the objective needs of classes and lectures. We will adapt Chinese classical cultural principles to storytelling to meet the dynamic needs of classroom lectures and will also use pictorial impressions to help students memorize and understand complex text descriptions.

We will divide our students according to their developmental stage and design each course accordingly. This will allow us to offer the rich and diverse content of classical Chinese studies and education services effectively and systematically. We have also planned to develop special teaching programs and assessment materials for teachers and tutors of classical Chinese studies.

Sophisticated classical Chinese studies education system and one-stop training system

Our classical Chinese studies education services include curriculum education, lectures, international study tours, and cultural and art exchanges. We believe our education services cover all aspects of classical Chinese culture. We have planned to specially develop phase-linked courses and teaching methods that correspond to the different stages of classical Chinese studies. These phase-linked courses and teaching methods guarantee that students learn classical Chinese studies systematically within a structured framework of education, which in turn encourages students to further their education by taking the advanced courses. Systematic learning and the possibility to advance their education increases student engagement. The variety of services we provide, such as classes, public lectures, international study tours, cultural events and art exhibitions, will provide our students with a first-hand, hands-on integral learning experience.

Scientific Theoretical System of Classical Studies Education

We have combined western psychology, neuroscience and Chinese classical studies to create a scientific theory of classical Chinese studies. Using the analogy of how a tree grows, we have taken classical studies as the soil, moral behavior as the root, thoughts as the stem, and the arts as the branches, emphasizing the idea of “infiltrating the soul and enlightening wisdom.” This idea is the basis of our approach. We aim to provide a systematic classical studies education process for our students of different ages. We have developed diversified services and products horizontally, these include lectures, classroom education, international study tour services and cultural and artistic events. All of our students can participate in these activities because vertically we have adopted the concept of multi-level and phased product development, so each product created horizontally is vertically adapted to cater to different needs according to different developmental stages.

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Resources for Classical Studies Education

Education is a subject that requires professionalism, and classical Chinese studies education requires professional teachers who can convey its contents through a systematized and scientific approach. GJ Culture plans to collaborate with well-known masters in the field of Chinese culture and art and plans to establish solid cooperation relationships with some institutions of classical Chinese culture and art in China.

Our team and contributors provide professional classical studies education, culture and art courses to numerous Chinese-Americans, scholars and people interested in Chinese culture in general. We plan and co-ordinate our resources, and the resources of our contributors, to offer a diverse and systematic array of services related to Chinese classical studies, to cover the demand of the American market.

Our Growth Strategies

GJ Culture is committed to becoming a professional service institution in the field of education, specifically in classical Chinese studies, culture, and art. Classical studies and art are at the core of our services. We will offer international study tours, classical Chinese studies seminars and lectures, and cultural and artistic events, all of which will enrich, elevate and complement each other, forming a vertically integrated offer of products and services with great potential for growth.

We aspire to become a pre-eminent education service provider for classical Chinese culture study and intend to pursue the following strategies to further grow our business:

Enhance education quality and academic results

We place great emphasis on enhancing our education quality. We offer one of the most comprehensive classical Chinese culture studies, and plan to further enhance the breadth and depth of our course offerings to enrich our students’ learning experience. We will also continue to devote resources to recruit experienced teachers, enhance ongoing teachers’ training programs through collaboration with other education institutions, and develop proprietary teaching materials.

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Promote brand awareness

We believe that our education quality speaks volumes for our brand. Word-of-mouth referrals by former and current students and their families have been an important source of student enrollment. We will continue to drive word-of-mouth marketing by focusing on improving our education quality and students’ academic achievements while leveraging social media to improve the efficiency of our brand building and marketing initiatives.

In addition, we plan to organize more event-driven marketing campaigns to further increase our influence in the industry and among parents, such as seminars for prospective students, international education conferences and formation of strategic partnerships with international education institutions.

Expand into new markets across the U.S.

We will continue to expand our course network into other regions in the United States to capture nationwide demand for quality classical Chinese culture education. We intend to continue to replicate our success and apply our experience and know-how from the operation of our mature facilities to new facilities and promote the sharing of teaching and administrative resources within our network.

Increase utilization rate and improve operating efficiency

We seek to increase our student enrollment and program utilization rate, especially for our programs that are at the ramp-up stage, through marketing efforts and dedicated student recruiting teams. A larger student base allows more efficient utilization of our infrastructure and resources and improves our operating efficiency and profitability. We will continue to standardize operation of our programs in areas such as curriculum design, teaching resource allocation, cost control, auxiliary facilities, and service management. This will also allow for better resource sharing within our network to achieve greater economies of scale. We will also provide training to our management and administrative staff to ensure proper implementation of our standardized best practices.

Pursue strategic alliances and selective acquisition opportunities

We intend to continue to form strategic partnerships with reputable education institutions and make selective strategic alliances with and acquisitions of complementary businesses to further improve our education quality, expand our student base and network, and diversify our service offerings.

We are actively exploring potential joint venture opportunities with reputable overseas operators of classical Chinese culture institutes to further expand our program network. We seek to invest in or acquire companies that are complementary to our business, including institutions providing education and trading courses based on classical Chinese studies. We seek to increase our cooperation with organizations, especially those specializing in organizing China-U.S. international study tour activities for participants of all ages and organizing and promoting China-U.S. cultural events and art fairs and exhibitions, to further enhance and enrich our students’ learning experience and results. A minority shareholder of GJ Culture Group US, Inc. is a majority shareholder of Shaanxi Guojiang Cultural Industry Group Co., Ltd. (“Guojiang China”), an affiliated company. We may intend to combine Guojiang China and Guojiang US in the future, but there is no definitive and binding agreement entered into as of today.

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Curriculum Development

Definition of Chinese Classical Studies Education

Chinese classical studies refer to the chief educational institutions established and operated by the imperial courts of ancient China, such as the imperial colleges of “Guo Zi Jian” or “Tai Xue.” In the early 20th century, the terms classical studies and Chinese classical academy became synonymous. Classical studies are a universe of content that revolve around the teachings of the Chinese classical and ancient culture. It studies and interprets Chinese classical culture and academia with Confucianism as basis. There are two levels of classical studies. In the broad sense, classical studies are what Hu Shi calls “all the past cultural history of China”, including literature, history, religion, art, mathematics, etc. In a narrow sense, classical studies refer to the classical Chinese ideology and culture. In short, classical studies education is the education of Chinese classical culture. It has two goals: (i) to enrich the training system and quality of modern education by infusing it with the excellence of ancient Chinese culture; and (ii) to absorb a deep understanding of the philosophical ideas that permeate ancient Chinese culture.

Classification of Classical Studies

One classification method of classical studies is the classification method of “Siku Quanshu,” which classifies classical studies into four sections: Jing, Shi, Zi and Ji.

“Jing” (Classics) refers to ancient books, such as the Classic of Changes, the Classic of Poetry, the Classic of Filial Piety, the Analects of Confucius, the Mencius, etc. Some works on language exegetics, such as the Erya, were included later.

“Shi” (Histories) refers to historical works, including general history, such as Sima Qian’s Records of the Grand Historian and Zheng Qiao’s Tongzhi; dynastic history in Ban Gu’s Book of Han, Chen Shou’s Records of the Three Kingdoms, and Ouyang Xiu’s New History of the Five Dynasties; political history, in the Sima Guang’s Zizhi Tongjian, and Li Tao’s Xu Zizhi Tongjian Changbian; and a detailed history of institutions and cultural relics, classics, and texts, in Du You’s Tongdian andMa Duanlin’s Wenxian Tongkao and other chronicles of the region.

“Zi” (Masters) refers to the collection of works of people who created a theory or school during the course of Chinese history, which incluedes Xunzi of Confucianism, Han Feizi and the Book of Lord Shang of Legalists, Sun Tzu of Military Strategists, Lao Tzu and Zhuangzi of Taoists, as well as books on Buddhism, the life of peasants, manuals for doctors, astronomical algorithms, mathematics, arts, genealogy, miscellaneous writers, and novelists, all of which belong to the section of Zi.

“Ji” (Collections) include a collection of intellectuals and scholars and individual collections in history. Collections of individuals are called “Bie Ji”, these include Li Taibai Ji, Du Gongbu Ji, Wang Jinggong Ji, etc. General collections include Zhaoming Wenxuan, Wenyuan Yinghua, Yutai Xinyong, etc. Some ancient opera works, not included in Siku, such as Changshengdian, Xixiangji and Peony Pavilion, are part of Ji.

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The other method classifies classical studies according to their content attributes in three categories: the study of Neo-Confucianism, the study of textual research and the study of poetry and prose.

The purpose of the study of Neo-Confucianism is to discover the underlying truth of all things, its essence is philosophical. The study of textual research is to engage in historical research, that is, historiography. The study of poetry and prose is literature, and its purpose is to engage in the creation of practical literary styles such as poetry, prose, reports, memorials to emperors and judgments. Later, the study of country management, i.e. politics, economics, law and other social sciences for governance were included; as well as the study of science and technology, i.e. acoustics, optics, chemistry, electrics and other natural sciences.

Research and Development of Our Services and Products

The research and development our services and products mainly include: (i) project development of our international study tours; (ii) the content design of our lectures on classical Chinese studies; (iii) the curriculum development of our classical Chinese studies courses; and (iv) the organizations and promotion of cultural events and art exhibitions.

The research and development of the international study tours we will provide include the design of the tour routes, content modules, travel activities, safety plans, etc. The research and development of our classical Chinese studies lectures, and classical Chinese studies courses includes the curriculum of contents, teaching materials, audio and audio-visual resources, teaching plans and references, courseware tools, teaching methods, assessment standards, etc. The planning content of cultural events and art exhibitions mainly includes the design of themes, activity scenarios, activity flows, activity promotion schemes, etc.

The Company plans to cooperate with experts or scholars who are interested in and have a thorough study of classical Chinese culture, or form the Chinese culture or study center of major Chinese and American universities, or from some Chinese and American non-government institutions which engage in classical Chinese culture and studies, for the research and development of educational products. By combining education and research, we intend to improve the level and efficiency of our research and development process and lay a solid foundation for the sustainable development of the educational services we offer. Our R&D will use market research and competitive analysis to determine which product and/or service to develop, it will complete a description of such product and/or service, deconstruct the project design structure, implement the sub-module product or service according to the results of the deconstruction, and then integrate the sub-module, to finally integrate the products and services. After the initial market validation, such products and services will be revised based on the feedback received from students and participants, and then the comprehensive marketing work to promote such products and services will begin.

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Our Products and Services

International Study Tour Services

Our international study tour services mainly serve people in China and the U.S. who have an interest in Chinese classical culture and art. By participating in our study tours based on classical Chinese studies, people will be able to mingle and network, improve their level of classical Chinese culture and experience life in China. The tour will be cared for by specially-assigned staff selected to ensure the participants safety. We currently offer three different types of international study tours: (i) the youth study tour series; (ii) the adult study tour series; and (iii) themed study tour series of culture and art.

We intend to organize cultural exchange education tours targeting U.S. students, scholars, families, Chinese culture and art enthusiasts, and others who wish to participate. The destinations in China will include ancient capitals such as Xi’an, Beijing and Hangzhou. Classical Chinese education seminars and workshops will be provided during the course of the trip. Participants will be able to learn about Chinese history, culture, art and classical studies in an interactive, fun, and hands-on way.

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We entered into a Business Cooperation Agreement (the “China Travel Agreement”) with Xi’an China Travel Service Co., Ltd. (“China Travel”) on March 5, 2019. China Travel is the organizer of the traditional education related tour camp from the U.S. to China. Pursuant to the China Travel Agreement, China Travel engages our Company to provide promotion and marketing services to recruit participants to the Chinese classical culture related tour camp organized by China Travel from July to August, starting 2019, and agreed to pay us $20,000 in promotional and marketing expenses. China Travel further agreed to pay us 15% of tour tuition we collected from the participants we recruit and share 50/50 of any exceeding amount that we collect above base sales price of the tour tuition which is $5,000 per participant. On June 3, 2019, we entered into a Supplementary Agreement to Business Cooperation Agreement (the “China Travel Supplementary Agreement”) with China Travel whereby the China Travel Agreement was amended to postpone the organizing period of Chinese classical culture related tour camp from July to August, starting 2019, to January to February, 2020 or July to August, every year since 2020.

●	Youth Study Tour Series

The youth study tour series will guide students while visiting major historical and cultural cities in China. The aim of the tour is for the participants to experience classical Chinese culture at first hand. During the tour, we will teach participants classical Chinese cultural entertainment skills such as chess, Luban lock, etc. Our youth study tour series will provide its participants a rich and varied experience of classical Chinese culture, games and entertainment. We will create a happy and positive learning environment for our students, enabling them to have a profound and intuitive understanding of the essence of classical studies, and to truly appreciate the charm of Chinese culture.

Basic Tour Information

Tour Theme: Classical Chinese Studies Education.

Target Audience: Youths, ages 13 to 17.

Tour Length: 1-2 weeks (during summer and winter holidays).

Destinations: Single city or multiple cities.

Departure City: San Francisco, California.

Group Size: Around 20 participants.

Tour Content: Visits to historical and cultural sites; visits to museums; learn the basics of Chinese language; first-hand experience of classroom curriculum.

●	Adult Study Tour Series

The adult tour series will guide its participants while visiting major historical and cultural cities in China, to explore and experience Chinese culture and customs, and to interact and network with other classical Chinese studies enthusiasts from all over the world. Our adult tour series provides first-class classical studies tutors and excellent courses integrating leisure and entertainment with tourism. Its participants will benefit from a comfortable learning environment, which will allow them to experience first-hand the beauty of classical studies and to truly appreciate its essence.

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Basic Tour Information

Tour Theme: Classical Chinese Studies

Target Audience: College students, young professionals, families, Chinese history, art and culture enthusiasts.

Tour Length: 1-2 weeks

Destinations: Single city or multiple cities.

Departure City: San Francisco, California

Group Size: Around 20 participants.

Tour Content: Visits to historical and cultural sites; visits to museums; first-hand experience of Chinese chess, the Chinese Game of Go and calligraphy, and etc.

●	Themed Study Tour Series

The themed study tour series will guide participants while exploring Chinese culture, art and art collections, visiting major historical and cultural cities in China. Participants will learn about Chinese classical culture and art, and network with other Chinese culture and art enthusiasts from all over the world. The themed study tour series is based on aesthetics, integrating art and tourism. These themed art tours will allow art enthusiasts to gather together, exchange and learn from each other. Providing a unique first-hand experience of the charm of Chinese classical culture and art.

Basic Tour Information

Tour Theme: Chinese art.

Target Audience: Culture and art enthusiasts, art collectors, etc.

Tour Length: 1-2 weeks.

Destinations: Single city or multiple cities.

Departure City: San Francisco, California

Group Size: Around 20 participants

Tour Content: Visits to historical and cultural sites; visits to art museums; first-hand experience of calligraphy, Chinese tea ceremony, classical Chinese painting, etc.

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Lectures on Classical Studies

Classical Chinese studies involve the classical Chinese academy, which includes philosophy, Confucian classics, literature, history, politics, military science, natural science, theology, art, etc. All of these contents taken as a whole constitute the essence of classical Chinese studies. Classical studies are based on the Chinese classics of the pre-Qin Dynasty, around 2000 years ago, and on the theories of various masters. Classical Chinese studies cover a complete set of unique cultural and academic systems, such as Confucianism of the Han Dynasty, Metaphysics of the Wei and Jin Dynasties, Neo-Confucianism of the Song and Ming Dynasties, Poetry of the Han Dynasty, Parallel prose of the Six Dynasties, Poetry of the Tang and Song Dynasties, Operas of the Yuan Dynasty, novels of the Ming and Qing Dynasty, and etc. Classical Chinese studies represent the richness of Chinese culture covering thousands of years and contain the wisdom and essence of China’s 5,000-year history. Nowadays, China’s growth and development have caused a surge of interest in all things Chinese. More people are interested in studying and understanding China’s history, culture, and ethos. We will capitalize on this growing interest by offering “Lectures on Chinese Classical Studies” bringing the core values of Chinese culture to those who have an interest in learning.

Basic Information

Target Audience: Ethnic Chinese people, people interested in Chinese culture, scholars and academics, etc.

Form of Lecture: Face to face lectures at regular intervals and online video courses.

Content of Lecture: (i) Classical Studies Series on Neo-Confucianism, philosophy series; (ii) Classical Studies Series on Country Management, social sciences series; (iii) Classical Studies Series on Poetry and Prose; (iv) Classical Studies Series on Textual Research, series on history and historical research.

Meditation Courses

These courses, through the enlightenment of meditation instructors, are aimed at achieving mental clarity, calmed emotions, and awakening the healing power of awareness through channeling the meridian energy of the body. Meditation restores tranquility and awareness, opening up the treasures of wisdom.

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Basic Information

Teaching Method: Face to face lessons.

Target Audience: People who want to improve their physical health; people who want to achieve harmony in their career, family and relationships; people who want to enhance their awareness and insight in daily life; people who want to improve their sense of happiness, joy and abundance; people who seek the truth and essence of life.

Contents: (i) Teaching the basic knowledge of meditation. (ii) Understanding the principles of meditation and experiencing various meditation techniques. (iii) Understanding, learning and mastering various meditation techniques. (iv) Analyzing the principles of meditation, revealing the key knowledge of meditation, and teaching techniques for “constant awareness.” (v) Integrating the body and mind into the natural landscape for self-building and participating in a spiritual sublimation journey.

Education and Training

As the name implies, classical Chinese studies are the study of Chinese history and tradition, which has been around for 5,000 years. In the wave of economic globalization, classical Chinese studies have attracted the attention of people around the world, gradually becoming a popular trend of intercultural studies. We believe there is a good business opportunity in offering classical Chinese studies courses and education. We believe its contents will help enrich people’s spiritual life. There is a global interest in learning about Chinese culture, and a growing desire to take classes on the subject. However, the institutions offering classic Chinese studies in the U.S. at the moment offer neither a systematic concept of classical studies education nor a professional approach to teaching. With this in mind, and in order to structure different programs according to the different stages of cognitive development, we have developed junior or beginner classes of classical studies for young people, a middle-level version course for classical Chinese culture enthusiasts, and premium classes for professionals and corporate executives.

●	Beginner Classes

Course Content: Di Zi Gui (Standards for being a Good Pupil and Child), Tao Te Ching, Analects of Confucius, etc.

Target Audience: Children and teenagers.

Purpose of the Course: to provide children with the fundamental teachings of classical Chinese culture, to improve literacy and moral standards, and to lay a good foundation for their academic formation and life.

Meaning of Classes: Di Zi Gui (means standards for being a good student and child), originally named “Xun Meng Wen”, is the reading material used to encourage and uphold integrity, educating students in the importance of fulfilling their duties and responsibilities, protecting them against evil and preserving their innocence, and fostering loyalty and honesty. Tao Te Ching is the philosophy of good people. The study of Tao Te Ching, as well as the Analects of Confucius can edify our wisdom and enhance our ability to deal with the world. Therefore, when using these classics to educate children and teenagers, teachers quote the spirit therein and can guide their behavior correctly, which is an extremely effective way to strengthen their development and training and promote the development of their personality.

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●	Mid-level Classes

Course Content: Shiji (Records of the Grand Historian), Wenxin Diaolong (the Literary Mind and the Carving of Dragons), Legends, calligraphy, Chinese Painting, chess, art, etc.

Target audience: Children, youths, adults and seniors

Purpose of the Course: to comprehend the ancient philosophy behind doing things from ancient legends and historical classics.

Meaning of Classes: The class contents contain the stories of monarchs and seigniors, interpreting “the truth of life in the world.” Taking this course may help students to get inspired by ancient legends and to cultivate their minds with the introduction of new ideas. The course also includes calligraphy, Chinese painting, and chess to include active tutoring and to experience the charm of classical Chinese culture in a relaxed learning atmosphere.

●	Premium Classes

Courses Content: Sun Zi Bing Fa (The Art of War), the Records of the Three Kingdoms, Zizhi Tongjian (Comprehensive Mirror in Aid of Governance), calligraphy, Chinese painting, chess art, etc.

Target Audience: professionals, corporate executives and classical culture learners.

Purpose of the Course: to apply ancient classics to the world of business and to improve the understanding of classical Chinese culture.

Course objective: Many strategies in Sun Tzu’s Sun Zi Bing Fa can be applied in modern society, especially to the world of business. The Records of the Three Kingdoms and Zizhi Tongjian can help people understand how ancient emperors managed their country successfully; and to get management inspiration and insight. Calligraphy, Chinese painting, and chess art can contribute to the general improvement of the person as a whole, regardless of their industry.

Cultural Events and Art Exhibition Activities

The Company regularly hosts various exhibitions on the subject of Chinese culture and art. Our exhibitions are based on the concepts of being “international, professional, market-oriented and high-quality.” They demonstrate the fruitful achievements of the development of the Chinese and western culture and art. They also serve as a melting pot of the latest theories and views on the development of culture and art, and establish a trading platform for cultural and artistic products and services. We believe that they contribute to further the development of culture and art and to the exchange of culture and art between China and the U.S.

We intend to organize cultural and art exhibitions in the U.S., starting in California, as a way to promote our other business activities. The exhibitions will be held in major art venues in San Francisco and the Bay Area, targeting the general public and Chinese culture and art enthusiasts. The exhibitions will encompass important Chinese cultural artifacts, such as traditional paintings, craftsmanship, calligraphy, and ancient literature. The events will be interactive and act as a form of cultural and business promotion for GJ Culture Group.

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The subject of activities includes:

China-U.S. Cultural Events and Art Exhibitions

Chinese Classical Painting Art Exhibitions

Chinese Porcelain Art Exhibitions

Chinese Classical Chess Exchange

Consulting Services Relating to Classical Chinese Culture

The Company provides consulting service for those clients who are interested in doing business related to the classical Chinese studies and culture. Our services include research and analysis services related to classical Chinese studies and culture for the business activities proposed by our clients, online consulting and planning services for the development of client’s business related to classical Chinese studies and culture, training services for business staffs of our client, and also w will be responsible for arranging the transportation and accommodations if our client organize its business staffs for field trips to the U.S. as well.

We entered into a Consulting Services Agreement with Shanaxi Qinming Culture Communication Co., Ltd., a limited company incorporated in Shaanxi, China (“Shananxi Qinming”) on April 20, 2019. Shaanxi Qinming provides exhibition services, organizes cultural and artistic activities, and engages in public relations activity planning. Pursuant to the Consulting Services Agreement, we will provide research and analysis services related to the classical Chinese study and culture for the business activated proposed by Shaanxi Qinming, provide online consulting and planning services regarding the development of their potential business related to classical Chinese studies and culture, be responsible for the training of business staff of Shaanxi Qinming (“Business Staff”) and arrange transportation and accommodations for the Business Staff if Shaanxi Qinming organize its Business Staff for field trips to the U.S. Shaanxi Qinming agreed to pay us a preliminary fee for group training for the Business Staff and fees regarding the services provided by us.

Our Revenue

Regular Business Income

We expect to generate most of our revenues from the international study tours we will offer, from the classical Chinese studies education course and from our meditation training courses. All of these services will be paid for by our students or participants in advance. As of today, all of our revenue is generated from providing consulting services to our contracted Chinese partners, including telephone or online consultation regarding market and research analysis of classical Chinese culture study in U.S. for the business activities or international tour proposed by our Chinese partners. We also provide online trainings to the staff of our Chinese business partners.

Sales of incidental materials required for our course training.

To participate in some of our courses students will sometimes need to purchase certain supplies, such as the four stationery treasures of study, Hanfu clothing, classical musical instruments, sets of chess and Chinese Go, classical books, etc. As the number of students increases, the demand for these supplies will increase. The company will customize some of these supplies through novel design concepts. We expect these supplies to generate revenue for the company.

Sales Income from Cultural Events and Art Exhibitions

We expect to generate revenues from our activities organizing, hosting, and promoting cultural events and art exhibitions through participation fees, ticket sales, commissions on sales, sponsorships, etc.

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Our Sales

Our Service Target Market

We will mainly provide our educational services in the field of classical Chinese studies, art, and culture to Chinese-Americans, American youths, scholars, art collectors, and professional and corporate executives interested in learning more about Chinese culture.

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Sales Management Model

The Company’s sales model combines front-end promotion, mid-end contract, and back-end services to form a complete chain. Sales services are initiated by the sales department, based on its current plan, scope, objectives, and methods. Promotion will be made through advertising, customer referral, network publicity, and word-of-mouth. After engaging customers, the sales department will extend a telephone invitation and carry out on-site visits and post-sale services. After formally hiring our services, the corresponding business department will provide customers with the products and services they purchased. The R&D department will supervise the products and services delivered to our customers. Our general manager will supervise the whole process and revise it according to the feedback we receive. The general manager will also provide guidance to the sales department according to the scope, goals and methods of the sales department.

Our Development Plan

Product Plan

To establish user-centered product service strategy

To continuously improve the professional level of our products and services.

To gradually enrich our products and services.

To establish a process for product and service development

Market Plan

To establish a market strategy implemented step-by-step and emphasizing development

Phase I: Key Development – San Francisco

Phase II: Regional Market Development – California

Phase III: Overall Development - US

Talent Plan	To establish talent recruitment strategy To establish a talent recruitment system To establish an efficient talent training system To establish a scientific talent assessment system

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Our Branding and Marketing

We have established a clear target audience and market objectives and have structured on marketing plan and determined a detailed marketing strategy with the objective of achieving reaching our target audience.

●	Market Agent

Our goal is to become the leading service provider of classical Chinese education, with emphasis in the field of art and culture. In the next five years, we will focus our business in the U.S. and China. Our chief executive office is currently located in Danville, California. From there we intend to expand our business ventures, initially within the state of California and then to the rest of America.

●	Product Distribution

Our product and service distribution strategies will emphasize our achievements with respect to the professionalization and the systematization of knowledge and content of classical Chinese cultural and artistic studies. Because the content of classical Chinese education and culture are rather complex, they present multiple possibilities when combining content in the process of product development. Students of different age groups and backgrounds have different preferences. In order to satisfy the diverse demands of our customers, we intend to adjust and optimize our products and services from time to time, and to provide tailored services to meet the requirements of our customers. We will develop products and services based on Chinese education, culture, and art in accordance with the needs of our customers. We will prioritize the systematization of content, the creation of different product categories, and the professionalization of our teaching methods when designing our product and service distribution strategy.

●	Marketing Geographic Area

We will initially operate in San Francisco Bay Area, and expand our business throughout the state of California and into the rest of America in stages as follows:

Stage 1: Central Market - San Francisco and the Bay Area

Our executive office is located in Danville, San Francisco Bay Area, California. Around 20% of the 800,000 people residing in San Francisco Bay Area are Chinese or of Chinese descent. San Francisco is one of the cities with the highest density of residents with Chinese heritage. San Francisco has a large district called “Chinatown” which has played a significant role in the political, economic, and social aspects of life in the California region. Therefore, we believe that the San Francisco Bay Area will provide us with a natural market advantage in the field of Chinese education, justifying our choice of San Francisco Bay Area as an entry point for the exploration of the U.S. market.

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Stage 2: Regional Market – California

Expanding from the market in San Francisco, we will focus on the rest of the state of California. As the market area grows, team-building and marketing efforts will be strengthened. The state of California presents a strong market due to its large Sino-Asian population base. The state also has the largest number of Chinese students studying abroad in the U.S. The total number of international students in California is about 135,130, with 33.6% being Chinese.

Stage 3: Comprehensive Market - the United States

When the Company obtains strong operational capabilities and enters the stage of rapid development, it will gradually expand its target market to cover to the whole U.S. With the continuous improvement of our service capabilities and the continuous development of our business, we will strive to establish branches in key markets and metropolitan areas in the U.S.

●	Marketing Strategies

In terms of marketing strategies, the company will focus on cultural activities and supplement those with advertising and promotion. Marketing will be carried out in three stages.

Stage 1: Market penetration.

To penetrate the market we will advertise in paper publications, such as local newspapers and magazines. We will strive to convey the Company’s name, products, and brand to our target audience through the media and radio. Specific concepts and images will be incorporated into these communication strategies.

In addition, promotional materials such as leaflets, posters, and gifts will be delivered on a regular basis to our target audience. Marketing personnel will distribute these materials in crowded places to achieve the desired market outreach. Additionally, we will set up fixed help desks near schools and in places where our target audience concentrates. We will seek to connect with museums and cultural venues in general to discuss mutual cooperation and brand promotion.

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Stage 2: Media Marketing

Once we start generating profits we will consider including advertising through television, the internet, and other media. In addition to strong a media presence, we also intend to organize conferences, classical cultural exchange meetings, cultural and artistic exchanges, and three-dimensional art exhibitions, all of which will help to represent and promote our brand. With this approach to marketing we intend to establish an attractive corporate image and increase the Company’s visibility. We plan to conduct regular exchanges with local schools, offering free course trials to students to encourage them to experience classical Chinese studies. We expect to build a good reputation and corporate image through the word-of-mouth.

Stage 3: Seminar Marketing

When the company’s development becomes stable and has a certain influence in the industry, we plan to host classical Chinese culture seminars regularly, inviting Chinese scholars, Chinese cultural enthusiasts or other Chinese education institutions to send representatives to conduct classical studies exchanges. These seminars will be held on a regular basis. We intend to scale and expand these events to become the most influential Chinese school exchange event in the United States.

Competition

Competition Analysis of Classical Studies Education Market in the U.S.

American colleges and universities, for the purpose of cooperation, connect Chinese and American educational enterprises. The collaboration between the two includes exchanging classrooms, language training, high-end applications for studying abroad, homework counseling and career guidance services. After cooperating, the parties mainly provide services to Chinese students studying in America. American enterprises provide various services for students interested in studying abroad through the integration of regional platforms.

On the one hand, Chinese classical studies education enterprises provide language training and preparation for the entrance exams required for foreign students interested in studying in the U.S. On the other hand, they also provide an English version of the preparation of entrance exams and an English version of classical Chinese culture courses for native American students in the U.S. In addition to basic learning courses, Chinese classical studies education enterprises have also launched internships and employment guidance courses for foreign students and pre-employment guidance services for graduates returning home.

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Trend of Classical Studies Education in the U.S.

The American education industry operates in a large market. The major classical studies education enterprises in the U.S. are just recently starting to pay attention to the application of scientific and technological methods to teaching, barely grasping the industry trends and level of competition. Many major classical studies education enterprises in the U.S. prefer to develop their business through distance-learning and through cooperation with Chinese classical studies education companies, having their content developed by Chinese companies, and a sales and promotion department in America.

Analysis of Information Trend Development of Classical Studies Education

In the social media era, the dissemination of new media through computers and mobile phones has proved convenient for the development of classical Chinese studies education. Firstly, American classical studies enterprises can now set up a column for “Classical Studies” on their platforms and select several teachers with profound knowledge of classical Chinese culture to teach and manage course online. Fast, open and interactive online communication channels between teachers and students contribute to learning. Secondly, the opening of online courses is an effective way of promotion. We will engage experienced and successful online course designers to design and operate online courses related to classical studies. Thirdly, we may take advantage of the opportunity to organize online classical Chinese culture competitions for promotional purposes.

Chart: Value Chain of Educational Informatization

Employees

At the date hereof, we do not have any full time employees but we plan to hire employees in the foreseeable future as our business grows.

We have entered into a Business Collaboration Agreement with BEEC Inc, a Nevada corporation, whereby they will serve as our agents for the purpose of selling and promoting our products and services. As such, they will assist us in the process of obtaining the appropriate qualification to do business in California, to enroll students and recruit teachers, and use BEEC employees to help us with arranging meals, accommodation, transportation and sightseeing during our international study tours. The term of the Business Collaboration Agreement is two years, which shall automatically renew for an additional two-year period, unless earlier terminated by both parties. For their agency services, BEEC, Inc. will receive a commission equivalent to 25% of the sales price invoiced to our customers. According to the Business Collaboration Agreement, BEEC, Inc. shall act as our agent in the U.S.

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Intellectual Property

We are in the process of applying for our trademarks in the States. We have registered our domain name WWW.GJCC.US and completed building our website.

Facilities

Our company does not own any real property.

We have leased a section of the office space rented by BEEC, Inc. located at 4125 Blackhawk Plaza Circle Suite 166, Danville, California. The term of the sublease is one year, beginning on December 15th, 2018 and ending on December 31th, 2019. Our monthly rent amounts to $800, payable on the first day of each calendar quarter. In addition to rent we will pay BEEC, Inc. $2,050 a year for bookkeeping charges; $135 for setting up our separate phone line and $425 for our door sign and directory. BEEC, Inc. may end our sublease by giving us a minimum of 2 months prior notice.

Insurance

We currently do not maintain any insurance policies, such as personal injury protection insurance, business interruption insurance, product liability insurance or key-man life insurance. See “Risk Factors—Risks Related to Our Business and Industry—We have limited insurance coverage with respect to our business and operations.”

Legal Proceedings

Our company is not a party to any legal proceedings.

Principal Address

Our principal address is located at 4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506. Our telephone number is (925) 362-3169. Our website is http://gjcc.us/.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we described under “Risk Factors” and elsewhere in this prospectus. Certain statements contained in this discussion, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and the like, constitute “forward-looking statements.” However, as we will issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any of the future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any of such factors or to announce publicly the results of revision of any of the forward-looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the “Risk Factors” section of this prospectus beginning on page 3.

Overview

GJ Culture Group US, Inc. (“GJ Culture” “the Company”, “we”, “us” or “our”) is an emerging company incorporated in Nevada and is qualified and authorized to transact intestate business in California. We are dedicated to providing educational and other related services based on classical Chinese studies and culture. We aim to serve as a cultural and educational meeting point between China and the U.S. Our business is providing education and training courses based on classical Chinese studies both in Chinese and English, organizing China-U.S. international study tour activities for participants of all ages, and organizing and promoting China-U.S. cultural events, art fairs, exhibitions, and other relevant activities related to educating the public about Chinese culture.

Our executive office is located in Danville, the State of California, U.S. Additionally; we have cooperative agencies in California and China. We have established a cooperative relationship with Shaanxi Guojiang Cultural Industry Group Co. Ltd (“Guojiang China”), which is an affiliated company of GJ Culture based in Shaanxi, China and also engages in business related to Chinese classical education. We intend through our cooperative partners to enter into contracts for cooperation with experts in various fields of traditional Chinese culture and art; to offer a diverse and systematic array of services related to Chinese classical studies, that cover the demand of the American market. We will focus on education and the cultural exchange between China and the U.S. relying on our experience in the field of Chinese classical culture and art. We intend to capitalize on the growing interest in China and on its increasing global influence. We will do this by offering a curated and systematized curriculum of classical Chinese studies, and contribute to the exchange and development of cultural education and art between China and the U.S.

GJ Culture is committed to becoming a professional service institution of education, specifically in classical Chinese studies, culture and art. Classical studies and art are at the core of our services. We will offer international study tours, online and offline, in classical Chinese studies through classes, lectures, and cultural and artistic events. All of these will enrich, elevate, and complement each other, forming a vertically integrated set of products and services with growth potential.

There is a growing global interest in China, and an increasing demand to learn more about the Chinese culture and language. We believe it is because the market for classical Chinese studies education and training in the U.S. exists, but it is still in an early stage of development. Based on the market search results by Zero Power Intelligence Research Institute as described in previous chapter, we estimate that this industry presents large training needs, many business opportunities and potential profit margins.

We generate revenues by rendering services to customers. Such services typically include the performing of analysis of market demand and preferences for education in classical Chinese culture on behalf of the customers, providing business training to the customer’s staff, and organizing and arranging overseas training sessions and immersion trips to the United States for its customers from China.

As of the date of the reporting period, we have also entered into contracts where we will act as a sales agent on behalf of customers to recruit and refer potential clients on behalf of its customers. Under such arrangements, we expect to recognize revenue on a net basis. Such revenue is expected to be in the form of a commission or referral fee. For the periods presented, no revenue has been recognized for agent services.

General

Revenues in the reporting period are comprised of providing promotions to our partner who gives international study tour services, and consulting and training service to our partner in this industry.

Our general and administrative expenses consist of costs related to marketing, selling, personnel cost, and professional fee to law firm and accounting firm, etc.

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Results of Operations

Six Months Ended June 30, 2019

The following table sets forth key components of our results of operations for the periods indicated:

Six Months Ended June 30,
2019
Revenues	$43,000
Cost of revenues	-
Gross profit	43,000
Selling, general and administrative expense	77,333
Other expense	298
Interest expense (income), net	(7)
Income/(loss) before income taxes	(34,624)
Income tax expense	-
Net loss	$(34,624)

Revenues

We provided promotion service rendered to our partner who provides international study tour services; we also provided consultancy and training to another partner who operates in this industry. Our revenue is recognized upon completion of work and upon the clients’ issuance of a confirmation letter recognizing their acceptance of our service.

On June 3, 2019, we entered into a Supplementary Agreement (the “China Travel Supplementary Agreement”) with China Travel whereby the China Travel Agreement was amended to postpone the Chinese classical culture related summer camp starting date from July of 2019 to July of 2020. Under this agreement, we will act as an agent to recruit or refer potential clients on behalf of our customers. In addition, we expect to recognize revenue on net basis. Those revenues are expected to be in the form of commission or referral fees. For the periods presented, no such service rendered, thus, no such revenue has been recognized for agent services.

Cost of Revenues

There is no cost of revenue occurred during the period.

Selling, general and administrative expenses

We recorded $77,333 in selling, general and administrative expenses in the reporting period and it mainly consists of professional service from our law firm, auditor and accountant etc.

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Three Months Ended June 30, 2019

The following table sets forth key components of our results of operations for the periods indicated:

Three Months Ended June 30
2019
Revenues	$23,000
Cost of revenues	-
Gross profit	23,000
Selling, general and administrative expense	27,658
Other expense	298
Interest expense (income), net	(6)
Income/(loss) before income taxes	(4,950)
Income tax expense	-
Net loss	$(4,950)

Revenues

During the three months ended June 30, 2019, we provided consultancy and training to another partner who operates in this industry.

On June 3, 2019, we entered into a Supplementary Agreement (the “China Travel Supplementary Agreement”) with China Travel whereby the China Travel Agreement was amended to postpone the Chinese classical culture related summer camp starting date from July of 2019 to July of 2020. Under this agreement, we will act as an agent to recruit or refer potential clients on behalf of our customers. In addition, we expect to recognize revenue on anet basis. Those revenues are expected to be in the form of commission or referral fees. For the periods presented, no such service rendered, thus, no such revenue has been recognized for agent services.

Cost of Revenues

There was no cost of revenue incurred during the period.

Selling, general and administrative expenses

We recorded $27,658 in selling, general and administrative expenses in the reporting period and it mainly consists of professional service from our law firm, auditor and accountant etc.

Liquidity and Capital Resources

We plan to fund operations of the Company through the proceeds from public offerings, private placements of restricted securities, or the issuance of stock in lieu of cash for payment of services until profitable operations are achieved. The Company will not receive proceeds from the sale of shares by the selling stockholders underlying this Registration Statement on Form S-1, as only selling shareholders will receive the proceeds. If we do not raise all of the money we need from public offerings or through private placements, we will have to find alternative sources, such as loans or advances from our officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company obtains will be sufficient to meet its needs in the long term. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. We believe that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Cash Flows

The following table presents the major components of net cash flows used in and provided by operating, investing and financing activities for the periods presented:

Six Months Ended June 30, 2019

Six Months Ended June 30,
2019

Net cash provided by (used in):
Operating activities	$(74,256)
Investing activities	(8,600)
Financing activities	364,426
Net increase in cash and cash equivalents	$281,570

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Operating Activities

Operating activities consisted primarily of net income/(loss) adjusted for certain non-cash items. In addition, operating cash flows included the effect of changes in operating assets and liabilities.

Investing Activities

Our only investing activity to date has been the expenditures incurred for obtaining our trademarks.

Financing Activities

Financing activities consisted primarily of cash provided by stockholders through private placement financing.

From the date of inception to December 31, 2018

The following table sets forth key components of our results of operations for the periods indicated:

From date of inception to December 31, 2018

Revenues	$-
Cost of revenues	-
Gross profit	-
Selling, general and administrative expense	20,885
Interest expense (income), net	-
Loss before income taxes	(20,885)
Income tax expense	-
Net loss	$(20,885)

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Revenues

There is no revenue recognized in the reporting period.

Cost of Revenues

There is no cost of revenue occurred during the period.

Selling, general and administrative expenses

We recorded $20,885 in selling, general and administrative expenses in the reporting period and it mainly consists of professional service to our law firm, auditor, and accountant, etc.

Liquidity and Capital Resources

We plan to fund operations of the Company through the proceeds of offering pursuant to a Registration Statement on Form S-1, private placements of restricted securities, or the issuance of stock in lieu of cash for payment of services until profitable operations are achieved. We will not receive proceeds from the sale of shares by selling shareholders underlying this Form S-1 Registration Statement, as only selling shareholders will receive the proceeds. If we do not raise all of the money we need from public offerings or through private placement, we will have to find alternative sources, such as loans or advances from our officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company does obtain will be sufficient to meet its needs in the long term. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. We believe that this plan provides an opportunity for the Company to continue as a going concern.

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The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Cash Flows

The following table presents the major components of net cash flows used in and provided by operating, investing and financing activities for the periods presented:

From date of inception to December 31, 2018

From date of inception to December 31, 2018

Net cash provided by:
Operating activities	$-
Investing activities	-
Financing activities	200
Net increase in cash and cash equivalents	$200

Operating Activities

Operating activities consisted primarily of net income/(loss) adjusted for certain non-cash items. In addition, operating cash flows included the effect of changes in operating assets and liabilities. There was no operating cash movement during the period.

Investing Activities

There was no movement during the period.

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Financing Activities

Financing activities consisted primarily of cash provided by stockholders through private placement financing.

Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of six months or less when purchased to be cash equivalents. The Company had $200 in cash and cash equivalents as of December 31, 2018

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2019.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

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Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 606, “Revenue from Contracts with Customers” (“ASC-606”). ASC-606 requires that the criteria must be met before revenue can be recognized:

1.	The parties to the contract have approved the contract (in writing, orally, or in accordance with other customary business practices) and are committed to perform their respective obligations.
2.	The Company can identify each party’s rights regarding the goods or services to be transferred.
3.	The Company can identify the payment terms for the goods or services to be transferred.
4.	The contract has commercial substance (that is, the risk, timing, or amount of the entity’s future cash flows is expected to change as a result of the contract).
5.	It is probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer. In evaluating whether collectability of an amount of consideration is probable, an entity shall consider only the customer’s ability and intention to pay that amount of consideration when it is due. The amount of consideration to which the entity will be entitled may be less than the price stated in the contract if the consideration is variable because the entity may offer the customer a price concession.

As such, the Company will enter into agreements with its customers where its set forth the services to be rendered, such as market analysis, training, or overseas trips, and when those services are to be rendered and the appropriate related pricing and payment terms. Once the Company has fully rendered the services set forth in the agreement it will procure confirmation in writing from its customers that service has been completed and either fees are payable by the customer, or for funds that were prepaid by customers, there are no outstanding material obligations under the agreement. Service agreements do not contain variable consideration. The Company recognizes the gross amount for services rendered as it is a principal professional service provider.

As of the date of this report the Company has also entered into contracts where it will act as a sales agent on behalf of customers to recruit and refer potential clients on behalf of its customers. Under such arrangements, the Company expects to recognize revenue on net basis. Those revenues are expected to be in the form of commission or referral fees. For the periods presented, no revenue has been recognized for agent services.

Basic and Diluted Net Loss Per Share

Our computation of earnings per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common stockholders divided by the weighted average common shares outstanding for the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted (loss) per common share is the same for periods in which the company reported an operating loss because all warrants and stock options outstanding are anti-dilutive. There were no adjustments to net loss required for purposes of computing diluted earnings per share.

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Comprehensive income (loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) ASC 220 Reporting Comprehensive Income and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive loss consists of net loss and foreign currency translation adjustments.

Recently Issued Accounting Pronouncements

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (ASU 2018-02). The standard provides financial statement preparers with an option to reclassify stranded tax effects within Accumulated Other Comprehensive Income (AOCI) to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted.

In December 2018, the FASB issued Accounting Standards Update No. 2018-05, Income Taxes (Topic 740), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (ASU 2018-05). The ASU adds various Securities and Exchange Commission (“SEC”) paragraphs pursuant to the issuance of the December 2017 SEC Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which was effective immediately. The SEC issued SAB 118 to address concerns about reporting entities’ ability to timely comply with the accounting requirements to recognize all of the effects of the Tax Cuts and Jobs Act in the period of enactment. SAB 118 allows disclosure that timely determination of some or all of the income tax effects from the Tax Cuts and Jobs Act are incomplete by the due date of the financial statements and if possible to provide a reasonable estimate.

As of June 30, 2019, except for the above, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Executive Officers:
Sanjun Kuang	44	Chief Executive Officer President and Treasurer
Huawei Li	37	Secretary
Directors:
Sanjun Kuang	44	Chairman
Meisang Hu	44	Director
Huawei Li	37	Director
Jonathan Ginsberg	28	Director

Sanjun Kuang has served as our Chairman of the Board, President, and as treasurer of our company since our inception. See “Executive Compensation—Summary Compensation Table.” Mr. Kuang is also currently vice general manager of Guojiang China. He was the vice president of Shanghai Dyson Baylor Asset Management Co., Ltd. and the vice president of Shaanxi Silk Road Collection Exchange. During such period, his steady and down-to-earth management style, loyalty, and dignified spirit won him a good reputation and level of high respect in the industry. Mr. Kuang now lives in Yangpu District, Shanghai. He obtained a bachelor’s degree in Engineering from Hubei University of Technology.

We believe that Mr. Kuang possesses specific attributes that qualify him to serve as Chairman of our board of directors, including his extensive experience in managing companies within the industry of the education and training of classical Chinese studies and as a board member his knowledge about product strategies and marketing will assist the company in developing businesses. Mr. Kuang has management experience in companies in our industry and we believe his experience will help our company develop better marketing networks and competitive marketing strategies and assist the Company in developing raising capital.

Huawei Li has served as our Secretary and as a director of our company since our inception. See “Executive Compensation—Summary Compensation Table.” Mr. Li is vice general manager of Guojiang China from May 2017 until present, responsible for investment in cultural industry. Mr. Li was vice general manager of Guojiang (Xi’an) Network Technology Co., Ltd., responsible for E-Commerce business from August 2016 until May 2017. Mr. Li was General Manager of Jiaxing Happy Ni Wo Ta Travel Consultation Co., Ltd., responsible for tourist information consultation from December 2015 until July 2016. Mr. Li has been devoted to the research and study on cultural industry for a long time. Mr. Li has focused on the dissemination and expansion of cultural industry and has made great achievements since becoming the vice general manager of Guojiang China. He has a Bachelor of Arts from the School of History and Culture, Northeast Normal University.

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Meisang Hu has served as director of our company since our inception. See “Executive Compensation—Summary Compensation Table.” Ms. Hu was general manager of Hangzhou Joy Culture Planning Co., Ltd., responsible for culture events planning from December 2014 until March 2019. She obtained a Bachelor of Business Management from School of Business, AnHui University of Technology.

Jonathan Ginsberg has served as director of our Company since our inception. See “Executive Compensation—Summary Compensation Table.” Mr. Ginsberg is also currently Chief Operating Officer of BEEC Inc. (Beyond Education Consulting) from 2016 until present. He obtained a Bachelor’s Degree in International Relations from the Johns Hopkins University.

Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers, and all employees. It also may be obtained free of charge by writing to GJ Culture Group US., Inc., Attn: President, 4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506.

Board of Directors

Our board of directors currently consists of four members. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and four directors are currently authorized.

Director Independence

Under the rules of the national securities exchanges, a majority of a listed company’s board of directors must be comprised of independent directors, and each member of a listed company’s audit, compensation and nominating, and corporate governance committees must be independent as well. Under the same rules a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such director has no material relationship with that company, either directly or as a partner, shareholder or officer of an organization that has a relationship with that company.

In addition, following the effectiveness of the registration statement of which this prospectus is a part, the members of our audit committee must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Rule 10A-3. In order to be considered to be independent for purposes of Rule 10A-3, no member of the audit committee may, other than in his capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the company or any of its subsidiaries or (2) be an affiliated person of the company or any of its subsidiaries.

None of our current directors is considered independent. Our company is in the process of forming our audit committee, as noted by our auditors.

Committees of our Board of Directors

In the event that our common stock becomes listed on a national stock exchange or an automated quotation system, we will be required to maintain audit, compensation and nominating, and corporate governance committees. We currently have no committees. Rather, the functions typically associated with auditing and other such committees are performed by our board of directors, which currently consists of four members, none of whom is considered independent.

Family Relationships

There are no family relationships among the directors and executive officers of our company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides certain summary information concerning the compensation of our President and our other two highest compensated executive officers.

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)
Sanjun Kuang Chief Executive Officer, President, Treasurer and Chairman of the Board	2019	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-

Huawei Li Secretary and Director	2019	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-

Meisang Hu Director	2019	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-

Jonathan Ginsberg Director	2019	$10,000	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-

(1)	We have not paid our executive officers any salary compensation and we have not entered into any written employment agreement with any of our executive officers.

(2)	In fiscal year 2019, we have agreed to pay the following compensation to one of our directors: Jonathan Ginsberg, $10,000.

Employment Agreements

We currently have no written employment agreements with any of our named executive officers or other employees.

Pension Benefits

We currently do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

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Non-Qualified Deferred Compensation

We currently do not maintain any nonqualified, deferred compensation plans or arrangements under which our named executive officers are entitled to participate.

Employee Benefit Plans

We currently do not maintain any employee benefit plans of any kind for our employees.

Compensation of Directors

Members of our company’s directors do not receive cash compensation for service on our company’s board of directors and on all committee thereof, except for Mr. Jonathan Ginsberg who was engaged as our director since December 2018. Jonathan received $1,000 per month as cash compensation for service on our company’s board since March 2019 and will be paid such compensation by end of 2019. In addition, they may be reimbursed for certain expenses in connection with attendance at meetings of our company’s board of directors and committees thereof.

Limitation of Liability and Indemnification Matters

Our articles of incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law.

Our articles of incorporation and bylaws authorize our company to provide indemnification to our directors, officers, and persons who are or were serving at our request as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise to the fullest extent permitted by Nevada law. Our articles of incorporation and bylaws also authorize our company, by action of our board of directors, to provide indemnification to employees, agents of our company, and persons who are serving or did serve at our request as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise with the same scope and effect as provided to our directors and officers as described above.

Our company has not entered into any indemnification agreement with any of its directors or officers.

No pending litigation or proceeding involving a director, officer, employee or other agent of our company currently exists as to which indemnification is being sought. We are not aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent of our company.

We anticipate obtaining director and officer liability insurance with respect to possible director and officer liabilities arising out of certain matters, including matters arising under the Securities Act. See “Disclosure of SEC Position on Indemnification for Securities Act Liabilities.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at the date of this prospectus by:

●	each person or entity who is known by us to own beneficially more than 5.0% of our outstanding capital stock;

●	each of the persons named in the Summary Compensation Table;

●	each of our directors; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Each stockholder’s percentage of beneficial ownership as of October 4, 2019 set forth in the following table is based on 42,959,574 shares of our common stock outstanding at the date of this prospectus.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o GJ Culture Group US., Inc., 4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned*	Percentage of Class **
Sanjun Kuang	3,388,350	7.89%
Meisang Hu	18,635,927	43.38%
Huawei Li	3,388,350	7.89%
Jonathan Ginsberg	33,333	<1%
Directors and Executive Officers as a Group	25,445,960	59.23%
5% Shareholders
Jianhua Wang	8,470,877	19.72%
Sanjun Kuang	3,388,350	7.89%
Meisang Hu	18,635,927	43.38%
Huawei Li	3,388,350	7.89%
All 5%+ Shareholders as a Group	33,833,504	78.87%

* Beneficial ownership is determined in accordance with the rules of the SEC that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

** Percent of class is calculated on the basis of the number of shares outstanding on the date of this prospectus plus the number of shares the person has the right to acquire within 60 days of the date of this prospectus.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

We entered into Business Collaboration Agreement with BEEC Inc. (“BEEC”) for two years, whereby they will serve as our agents for the purpose of selling and promoting our products and services. We also engaged BEEC to design our website and logo and register our domain name and apply for our trademarks in the States. We have leased a section of the office space rented by BEEC located at 4125 Blackhawk Plaza Circle Suite 166, Danville, California for one year beginning on December 15th, 2018 and ending on December 31th, 2019. Our director, Jonathan Ginsberg, is Chief Operating Officer of BEEC Inc. and a minority shareholder of BEEC Capital LLC. BEEC Inc. and BEEC Capital, LLC are minority shareholders of our Company.

On December 28, 2018, the Company and Jonathan Ginsberg, an individual who is director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 33,333 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on December 28, 2018.

On February 26, 2019, the Company and Sanjun Kuang, an individual who is Chief Executive Officer, president, treasurer, and director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 3,388,350 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on February 26, 2019.

On February 26, 2019, the Company and Huawei Li, an individual who is director and secretary of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 3,388,350 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on February 26, 2019.

On February 27, 2019, the Company and Meisang Hu, an individual who is director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 18,635,927 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $55,908. Shares were issued on February 27, 2019.

Director Independence

Our board of directors has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934. As of the date of this prospectus, none of our directors satisfy these independence conditions.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 320,000,000 shares of common stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $.00001 per share.

Authorized and Issued Stock
	Number of shares at October 4, 2019
Title of Class	Authorized	Outstanding	Reserved

Common stock, par value $0.0001 per share	320,000,000	42,959,574	-0-

Preferred stock, $0.0001 par value per share	30,000,000	-0-	-0-

Common Stock

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If our company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. All matters are decided by majority vote other than as required by law and the election of directors. For example, under Nevada law, two-thirds of the voting power of our issued and outstanding stock is required to remove a director, and 60% of the voting power of disinterested shareholders may be required in certain circumstances to approve certain interested transactions. A plurality of votes is sufficient to elect a director at a meeting; election by written consent to fill a vacancy, however, requires a majority vote. There is no cumulative voting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

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Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our articles of incorporation authorize our board of directors to issue “blank check” preferred stock. The board of directors may divide this preferred stock into series and establish the rights, preferences, and privileges thereof. The board of directors may, without prior stockholder approval, issue any or all of the shares of this preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of our common stock. Preferred stock could be used as a method of discouraging, delaying or preventing a takeover or other change in control of our company. Issuances of preferred stock in the future could have a dilutive effect on our common stock.

As of the date of this prospectus, there are no shares of our preferred stock outstanding.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

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Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

●	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

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SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares of our common stock that may be sold by them pursuant to this prospectus. Except for the selling stockholders indicated in footnotes (3), (4), (5), and (6) below, none of the selling stockholders have had within the past three years any position, office or other material relationship with our company or any of its predecessors or affiliates. No selling stockholder that is not a natural person is a broker-dealer or an affiliate of a broker-dealer.

Our company issued the shares being offered for resale pursuant to this prospectus to the selling stockholders in a private placement that we effected from April to June of 2019 in exchange for consideration that we received from the selling stockholders in the aggregate amount of $260,034.20. Our company did not issue shares in such private placement to persons other than the selling stockholders.

Name	Number of Shares of Common Stock Beneficially Owned Before the Offering(1)	Number of Shares of Common Stock Being Offered(2)	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering
Shuguang Ren	1,289,300	1,289,300	0	0
Peng Liu	400,000	400,000	0	0
Kun Liu	385,720	385,720	0	0
Yongxia Li	314,290	314,290	0	0
Zhongjun Liu	371,430	371,430	0	0
Longhai Jin	217,860	217,860	0	0
Haihua Zhu (3)	71,430	71,430	0	0
Xiaoqing Zhou	85,720	85,720	0	0
Mingsong Zhong	71,430	71,430	0	0
Ruochen Zhang	71,430	71,430	0	0
Guilan Yu	71,430	71,430	0	0
Cuiyun Yu	82,150	82,150	0	0
Gaojian Yang	71,430	71,430	0	0
Zengmin Wu	148,580	148,580	0	0
Jinlan Wang	86,430	86,430	0	0
Zhen Shao	71,430	71,430	0	0
Jiangyan Min	72,171	72,171	0	0
Lixin Cao	235,720	234,720	0	0
Dehong Jiang	71,430	71,430	0	0
Xinhua Feng	76,038	76,038	0	0
Shuiwang Du	71,430	71,430	0	0
Jun Du	71,430	71,430	0	0
Shizhu Chen	108,900	108,900	0	0
Weifeng Zhu	71,430	71,430	0	0
Liangzhong Zhu (4)	28,580	28,580	0	0
Dongqi Zhang (3)	28,580	28,580	0	0
Limei Yao	14,290	14,290	0	0
Jindong Yang	14,290	14,290	0	0
Aixia Su	14,290	14,290	0	0
Zhanming Ma	14,290	14,290	0	0
Yangbo Lu (4)	15,720	15,720	0	0
Shaofeng Zhang	14,929	14,929	0	0
Dan Liu	14,290	14,290	0	0
Xiuzhi Li	14,290	14,290	0	0
Chunzi Li	31,430	31,430	0	0
Hao Chen (4)	14,290	14,290	0	0
Qianlin Guo	14,290	14,290	0	0
Xiaohua Feng	14,290	14,290	0	0
Baoju Fan	33,580	33,580	0	0
Jifeng Zhou (4)	35,720	35,720	0	0
Yanyan Shang	719,397	719,397	0	0
Haibiao Li	719,617	719,617	0	0
Qiu Zhang	719,688	719,688	0	0
Hongjiao Wang	718,028	718,028	0	0
BEEC Capital, LLC	250,000	250,000	0	0
Bin Zhao	1,000	1,000	0	0
Howard Hao Xia	1,000	1,000	0	0
Jia Zheng	2,000	2,000	0	0
Jinhui Xing	2,000	2,000	0	0
Jonathan Ginsberg (5)	2,000	2,000	0	0
Kenneth Ginsberg (6)	2,000	2,000	0	0
Susan Ginsberg (6)	2,000	2,000	0	0
Lauren Ducoli	2,000	2,000	0	0
Lawrance Yu Sun	1,563	1,563	0	0
Tru Q Chau	1,000	1,000	0	0
Zuoyu Shi	1,000	1,000	0	0
Huirong Wu	1,000	1,000	0	0
Liming Ren	32,150	32,150	0	0
Erling Guo	14,290	14,290	0	0
Jianzhong Zhu	14,290	14,290	0	0
Feng Gao	14,290	14,290	0	0
TOTAL	8,126,071	8,126,071	0	0

*Less than one percent.

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(1)	The number of shares listed in these columns includes all shares beneficially owned and all options or warrants to purchase shares held, whether or not deemed to be beneficially owned, by the selling stockholder. The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of our common stock subject to options or warrants, or debt convertible into our common stock, held by that selling stockholder that was exercisable or convertible on or within 60 days after the date of this prospectus were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated assuming that 42,959,574 shares of common stock were outstanding on the date of this prospectus.

(2)	The selling stockholders acquired the shares being offered by them hereunder in a private placement that we effected from April to June of 2019.

(3)	These selling stockholders are currently officers or staff members of Guojiang China.

(4)	These selling stockholders are currently directors, officers or staff members of a subsidiary of Guojiang China.

(5)	The selling stockholder is currently a director of our Company.

(6)	The selling stockholders are husband and wife and share the same residency.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors in interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. Until such time that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, these sales must be at a fixed price equaling the initial offering price of $0.12 per share. As of and after such time (if ever) that our common stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market, these sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;

●	broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

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●	a combination of any of such methods of sale; and

●	any other method permitted under applicable law.

The selling stockholders also may sell their shares of our common stock under Rule 144 under the Securities Act or under another exemption from the registration requirements of the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders from time to time may pledge or grant a security interest in some or all of the shares of our common stock owned by them, and, if a selling stockholder defaults in the performance of its secured obligations, then the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgees, the transferees or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, commissions received by such broker-dealers or agents and profits on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions, and similar selling expenses (if any) that can be attributed to the sale of securities will be paid by the selling stockholders and/or the purchasers. Each selling stockholder has represented and warranted to us that such selling stockholder acquired the securities subject to the registration statement of which this prospectus is a part in the ordinary course of such selling stockholder’s business and that, at the time of its purchase of such securities, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any of such securities.

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We have advised the selling stockholders that they may not use shares of our common stock registered under the registration statement of which this prospectus is a part to cover short sales of our common stock made before the date on which such registration statement has been declared effective by the Securities and Exchange Commission. If any selling stockholder uses this prospectus for any sale of shares of our common stock, such sale will be subject to the prospectus delivery requirements of the Securities Act. Each selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including Regulation M, as applicable to such selling stockholder in connection with resales of such selling stockholder’s shares of our common stock under the registration statement of which this prospectus is a part.

Our company will pay all fees and expenses incident to the registration of the shares of our common stock covered by this prospectus, but our company will not receive proceeds from the sale of shares of our common stock by the selling stockholders.

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporation also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers, and certain other persons. Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by such director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person of our company in connection with the securities being registered in the registration statement of which this prospectus is a part, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by our company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Wilson Bradshaw & Cao, LLP.

EXPERTS

The financial statements included for the period from inception, December 20, 2018 to December 31, 2018 have been audited by WWC, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither the named experts nor counsel own any of shares of our common stock.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our company on our website, located at http://gjcc.us/.

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GJ Culture Group US, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
GJ Culture Group US, Inc.
(formerly known as Guojiang Cultural Industry US, Inc.)

Results of Review of Interim Financial Information

We have reviewed the condensed balance sheet of GJ Culture Group US, Inc. (the “Company”) as of June 30, 2019, and the related condensed statements of income and comprehensive income for the three-month and six-month periods ended June 30, 2019, condensed statements of cash flows for the six-month period then ended, condensed statements of changes in stockholders’ equity for the period from December 20, 2018 to December 31, 2018 and the six-month period ended June 30, 2019 and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of December 31, 2018, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the period from December 20, 2018 to December 31, 2018 then ended (not presented herein); and in our report dated April 25, 2019, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2018, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had incurred substantial losses since inception, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.

Certified Public Accountants

San Mateo, CA

September 10, 2019

We have served as the Company’s auditor since 2019.

F-2

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Balance Sheets

As of June 30, 2019 and December 31, 2018

	June 30,	December 31,
	2019	2018
		(Audited)
ASSETS

Current assets
Cash and cash equivalents	$281,770	$200
Accounts receivable	23,000	-
Total current assets	304,770	200

Intangible assets, net	7,999	-
Total assets	$312,769	$200

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities
Accounts payable	$233	$466
Accrued liabilities	3,419	20,419

Total liabilities	$3,652	$20,885

Commitments and Contingencies

Stockholders’ Deficiency
Preferred stock, $0.0001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	$-	$-
Common stock, $0.0001 par value, 320,000,000 shares authorized, 42,959,574 and 66,666 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	4,296	7
Additional Paid in Capital	360,330	193
Accumulated deficit	(55,509)	(20,885)
Total stockholders’ deficit	309,117	(20,685)

Total liabilities and stockholders’ deficit	$312,769	$200

The accompanying notes are an integral part of these financial statements

F-3

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Statement of Operations and Comprehensive Loss

For the three-month and six-month period ended June 30, 2019

	For the three-month period ended June 30, 2019	For the six-month period ended June 30, 2019

Revenue	$23,000	$43,000

General and administrative expenses	27,658	77,333
Loss from operation	(4,658)	(34,333)

Loss before provision for income taxes	(4,658)	(34,333)

Other income/(expenses)
Other expense	(298)	(298)
Interest income	6	7
Total other income/(expenses)	(292)	(291)

Provision for income taxes		-

Net loss	$(4,950)	$(34,624)

Comprehensive loss	$(4,950)	$(34,624)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares used in per share calculations – basic and diluted	37,395,401	25,292,163

The accompanying notes are an integral part of these financial statements

F-4

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Statement of Changes in Stockholders’ Deficiency

For the six-month period ended June 30, 2019

	Number of Shares Outstanding	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficiency

Balance - December 31, 2018	66,666	$7	$193	$(20,885)	$(20,685)

Stock issuance for cash	42,892,908	4,289	360,137	-	364,426

Net loss for the period	-	-	-	(34,624)	(34,624)

Balance – June 30, 2019	42,959,574	$4,296	$360,330	$(55,509)	$309,117

The accompanying notes are an integral part of these financial statements

F-5

 GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

 Statement of Cash Flows

For the six-month period ended June 30, 2019

For the six-month period ended June 30, 2019

Cash flows used in operating activities
Net loss	$(34,624)

Adjustment to reconcile net loss to net cash provided by operations
Amortization	601
Increase in Accounts receivable	(23,000)
Decrease in Accounts payable	(233)
Decrease in Accrued Liabilities	(17,000)
Net cash used in operating activities	(74,256)

Cash Flows from investing activities
Purchase of Intangible Assets	(8,600)
Cash Used in Investing Activities	(8,600)

Cash flows from financing activities
Sales of Common stock for cash	364,426
Net cash provided by financing activities	364,426

Change in cash and cash equivalents	$281,570

Cash and cash equivalents – Beginning of period	200

Cash and cash equivalents – End of period	$281,770

Interest paid	$-
Income tax paid	$-

The accompanying notes are an integral part of these financial statements

F-6

1.	NATURE OF OPERATIONS

GJ Culture Group US, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on December 20, 2018. The Company was originally incorporated as “Guojiang Cultural Industry US, Inc.” and amended the name to “GJ Culture Group US, Inc.” on February 20, 2019. Unless the context otherwise requires, all references to “GJ Culture Group US, Inc.,” “we,” “us,” “our” or the “company” are to GJ Culture Group US, Inc.

The Company is dedicated to providing educational services based on classical Chinese studies and culture. The Company’s goal is to serve as cultural and educational conduit between China and the U.S. The Company will pursue its business purpose by providing education and training courses based on classical Chinese studies, organizing China-U.S. international study tour activities for participants of all ages, as well as organizing and promoting China-U.S. cultural events, art fairs, exhibitions, and other activities promoting Chinese culture.

2.	BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The accompanying unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Article 8 of Regulation S-X. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three-month and six-month periods ended June 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019. Notes to the unaudited condensed interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the period ended December 31, 2018 have been omitted. This report should be read in conjunction with the audited financial statements and the footnotes thereto for the period ended December 31, 2018 included in the Company’s Form S-1 as filed with the Securities and Exchange Commission.

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosure required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. These interim financial statements should be read in conjunction with the audited financial statements for the period ended December 31, 2018, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the period ended December 31, 2018.

Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern. As of June 30, 2019, the Company had accumulated deficits of $55,509. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

F-7

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1, private placements of restricted securities, or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. If we do not raise all of the money we need from public offerings, we will have to find alternative sources, such as loans or advances from our officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company does obtain will be sufficient to meet its needs in the long term. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not needed to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $281,770 in cash and cash equivalents as at June 30, 2019.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2019.

F-8

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Revenue Recognition

The Company generates revenues by rendering services to customers. Such services typically include the performing of analysis of market demand and preferences for education in classical Chinese culture on behalf of the Company’s customers, providing business training to the Customer’s staff, and organizing and arranging overseas training sessions and immersion trips to the United States for its customers from China.

The Company recognizes revenue for the services rendered above in accordance with Accounting Standards Codification No. 606, “Revenue from Contracts with Customers” (“ASC-606”) which set forth the following criteria:

1.	The parties to the contract have approved the contract (in writing, orally, or in accordance with other customary business practices) and are committed to perform their respective obligations.
2.	The Company can identify each party’s rights regarding the goods or services to be transferred.
3.	The Company can identify the payment terms for the goods or services to be transferred.
4.	The contract has commercial substance (that is, the risk, timing, or amount of the entity’s future cash flows is expected to change as a result of the contract).
5.	It is probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer. In evaluating whether collectability of an amount of consideration is probable, an entity shall consider only the customer’s ability and intention to pay that amount of consideration when it is due. The amount of consideration to which the entity will be entitled may be less than the price stated in the contract if the consideration is variable because the entity may offer the customer a price concession.

As such, the Company will enter into agreements with its customers where its set forth the services to be rendered, such as market analysis, training, or overseas trips, and when those services are to be rendered and the appropriate related pricing and payment terms. Once the Company has fully rendered the services set forth in the agreement it will procure confirmation in writing from its customers that service has been completed and either fees are payable by the customer, or for funds that were prepaid by customers, there are no outstanding material obligations under the agreement. Service agreements do not contain variable consideration. The Company recognizes the gross amount for services rendered as it is a principal professional service provider.

As of the date of this report the Company has also entered into contracts where it will act as a sales agent on behalf of customers to recruit and refer potential clients on behalf of its customers. Under such arrangements, the Company expects to recognize revenue on net basis. Those revenues are expected to be in the form of commission or referral fees. For the periods presented, no revenue has been recognized for agent services.

Basic and Diluted Net Loss Per Share

Our computation of earnings per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common stockholders divided by the weighted average common shares outstanding for the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-9

Income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted (loss) per common share is the same for periods in which the company reported an operating loss because all warrants and stock options outstanding are anti-dilutive. There were no adjustments to net loss required for purposes of computing diluted earnings per share.

	For the three-month period ended June 30, 2019	For the six-month period ended June 30, 2019

Loss per share:
Numerator:
Net loss used in computing earnings per share	$(4,950)	$(34,624)

Denominator:
Weighted average common shares outstanding	37,395,401	25,292,163

Basic and diluted loss per share	$(0.00)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Comprehensive income (loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) ASC 220 Reporting Comprehensive Income and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general-purpose financial statements. The Company’s comprehensive loss consists of net loss and foreign currency translation adjustments.

Recently Issued Accounting Pronouncements

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (ASU 2018-02). The standard provides financial statement preparers with an option to reclassify stranded tax effects within Accumulated Other Comprehensive Income (AOCI) to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted.

In December 2018, the FASB issued Accounting Standards Update No. 2018-05, Income Taxes (Topic 740), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (ASU 2018-05). The ASU adds various Securities and Exchange Commission (“SEC”) paragraphs pursuant to the issuance of the December 2017 SEC Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which was effective immediately. The SEC issued SAB 118 to address concerns about reporting entities’ ability to timely comply with the accounting requirements to recognize all of the effects of the Tax Cuts and Jobs Act in the period of enactment. SAB 118 allows disclosure that timely determination of some or all of the income tax effects from the Tax Cuts and Jobs Act are incomplete by the due date of the financial statements and if possible to provide a reasonable estimate.

F-10

As of June 30, 2019, except for the above, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

4.	RELATED PARTY TRANSACTIONS

We entered into Business Collaboration Agreement with BEEC Inc. (“BEEC”) for two years, whereby they will serve as our agents for the purpose of selling and promoting our products and services. We also engaged BEEC to design our website and logo and register our domain name and apply for our trademarks in the States. We have leased a section of the office space rented by BEEC located at 4125 Blackhawk Plaza Circle Suite 166, Danville, California for one year beginning on December 15, 2018 and ending on December 31, 2019. Our director, Jonathan Ginsberg, is Chief Operating Officer of BEEC Inc. and a minority shareholder of BEEC Capital LLC. BEEC Inc. and BEEC Capital, LLC are minority shareholders of our Company.

On December 28, 2018, the Company and Jonathan Ginsberg, an individual who is director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 33,333 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on December 28, 2018.

On February 26, 2019, the Company and Sanjun Kuang, an individual who is Chief Executive Officer, president, treasurer, and director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 3,388,350 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on February 26, 2019.

On February 26, 2019, the Company and Huawei Li, an individual who is director and secretary of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 3,388,350 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on February 26, 2019.

On February 27, 2019, the Company and Meisang Hu, an individual who is director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 18,635,927 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $55,908. Shares were issued on February 27, 2019.

F-11

5.	STOCKHOLDERS’ EQUITY

Common stock

On January 31, 2019, the Company and BEEC Inc., a company (“Purchaser”) entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 433,333 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $1,300. Shares were issued on January 31, 2019.

On February 12, 2019, the Company and London Financial Group Ltd., a company (“Purchaser”) entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of 450,000 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $1,350. Shares were issued on February 12, 2019.

On February 26, 2019, the Company and Jianhua Wang, an individual (“Purchaser”) entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 8,470,877 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $25,413. Shares were issued on February 26, 2019.

On February 26, 2019, the Company and Sanjun Kuang, an individual who is Chief Executive Officer, president, treasurer, and director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 3,388,350 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on February 26, 2019.

On February 26, 2019, the Company and Huawei Li, an individual who is director and secretary of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 3,388,350 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $10,165. Shares were issued on February 26, 2019.

On February 27, 2019, the Company and Meisang Hu, an individual who is director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 18,635,927 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $55,908. Shares were issued on February 27, 2019.

From April to June 2019, 8,126,071 common stock has been issued to 61 subscribers at a selling price of $0.032 per share.

As of June 30, 2019, the Company had 30,000,000 shares of Preferred stock and 320,000,000 shares of common stock authorized, 42,959,574 of common shares issued and outstanding at par value of $0.0001 per share.

F-12

6.	INCOME TAX

The Company was established in the State of Nevada in United States and is subject to Nevada State and US Federal tax laws. The Company has not recognized an income tax benefit for its operating losses based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. Further, the benefit from utilization of NOL (“net operating loss”) carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of June 30, 2019, the Company has accumulated net operating losses of $55,509, which carryovers as a deferred tax asset which begins to expire in 2025.

The net losses before income taxes and its provision for income taxes as follows:

June 30, 2019
Net loss before income taxes	$(55,509)

Tax expenses (benefit) at the statutory tax rate	(11,657)

Tax effects of:
Valuation allowance	11,657

Income tax benefit	$-

7.	CONCENTRATIONS

Customers Concentrations

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the six months ended June 30, 2019 and 2018.

	For the six months ended
	June 30,
Customer	2019		2018
	Amount	%	Amount	%
Customer A	20,000	47%	N/A	N/A
Customer B	23,000	53%	N/A	N/A

8.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred after the date of the balance sheet through the date of issuance of these financial statements and determined that no subsequent events requires recognition or disclosure to the financial statements.

F-13

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Audited Financial Statements

As of and for period ended December 31, 2018

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
GJ Culture Group US, Inc. (formerly known as Guojiang Cultural Industry US, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GJ Culture Group US, Inc. (formerly known as Guojiang Cultural Industry US, Inc.) (the “Company”) as of December 31, 2018, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows from the date of inception December 20, 2018 to December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows from the date of inception December 20, 2018 to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had incurred substantial losses since inception, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

San Mateo, CA

April 25, 2019

We have served as the Company’s auditor since 2019.

F-15

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Audited Balance Sheet

As of December 31, 2018

December 31, 2018

ASSETS

Current assets
Cash and cash equivalents	$200

Total assets	$200

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities
Accounts payable	$466
Accrued liabilities	20,419

Total liabilities	$20,885

Commitments and Contingencies

Stockholders’ Deficiency
Preferred stock, $0.0001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2018	$-
Common stock, $0.0001 par value, 320,000,000 shares authorized, 66,666 shares issued and outstanding as of December 31, 2018	7
Additional Paid in Capital	193
Accumulated deficit	(20,885)
Total stockholders’ deficit	(20,685)

Total liabilities and stockholders’ deficit	$200

The accompanying notes are an integral part of these financial statements

F-16

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Audited Statement of Operations and Comprehensive Loss

For the period from December 20, 2018 to December 31, 2018

From date of inception to December 31, 2018

Revenue	$-

General and administrative expenses	20,885
Loss from operation	(20,885)

Loss before provision for income taxes	(20,885)

Provision for income taxes	-

Net loss	$(20,885)

Comprehensive loss	$(20,885)

Basic and diluted loss per common share	$(0.58)

Weighted average number of common shares used in per share calculations – basic and diluted	35,897

The accompanying notes are an integral part of these financial statements

F-17

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Audited Statement of Changes in Stockholders’ Deficiency

For the period from December 20, 2018 to December 31, 2018

	Number of Shares	Common	Additional Paid in	Accumulated	Total Stockholders’
	Outstanding	Stock	Capital	Deficit	Deficiency

Inception - December 20, 2018	-	$-	$-	$-	$-

Stock issuance for cash	66,666	7	193	-	200

Net loss for the period	-	-	-	(20,885)	(20,885)

Balance - December 31, 2018	66,666	$7	$193	$(20,885)	$(20,685)

The accompanying notes are an integral part of these financial statements

F-18

GJ Culture Group US, Inc.

(formerly known as Guojiang Cultural Industry US, Inc.)

Audited Statement of Cash Flows

For the period from December 20, 2018 to December 31, 2018

For the period from December 20, 2018 to December 31, 2018

Cash flows used in operating activities
Net loss	$(20,885)

Adjustment to reconcile net loss to net cash provided by operations	-
Increase in Accounts payable	466
Increase in Accrued liabilities	20,419
Net cash used in operating activities	$0

Cash flows from financing activities
Sales of common stock for cash	200
Net cash provided by financing activities	$200

Change in cash and cash equivalents	200

Cash and cash equivalents – Beginning of period	0

Cash and cash equivalents – End of period	$200

Interest paid	$-
Income tax paid	$-

F-19

1.	NATURE OF OPERATIONS

GJ Culture Group US, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on December 20, 2018. The Company was originally incorporated as “Guojiang Cultural Industry US, Inc.” and amended the name to “GJ Culture Group US, Inc.” on February 20, 2019. Unless the context otherwise requires, all references to “GJ Culture Group US, Inc.,” “we,” “us,” “our” or the “company” are to GJ Culture Group US, Inc.

The Company is dedicated to providing educational services based on classical Chinese studies and culture. The Company’s goal is to serve as cultural and educational meeting point between China and the U.S. The Company will pursue its business objective by providing education and training courses based on classical Chinese studies, organizing China-U.S. international study tour activities for participants of all ages, as well as organizing and promoting China-U.S. cultural events, art fairs, exhibitions, and other activities promoting Chinese culture.

2.	BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) and presented in US dollars.

Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern. As of December 31, 2018, the Company had accumulated deficits of $20,885. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

F-20

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1, private placements of restricted securities, or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. The Company will not receive proceeds from the sale of shares by the selling stockholders underlying this Registration Statement on Form S-1, as only selling shareholders will receive the proceeds. If we do not raise all of the money we need from public offerings, we will have to find alternative sources, such as loans or advances from our officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company does obtain will be sufficient to meet its needs in the long term. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not needed to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $200 in cash and cash equivalents as of December 31, 2018

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2018.

F-21

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 606, “Revenue from Contracts with Customers” (“ASC-606”). ASC-606 requires that the criteria must be met before revenue can be recognized:

1.	The parties to the contract have approved the contract (in writing, orally, or in accordance with other customary business practices) and are committed to perform their respective obligations.
2.	The Company can identify each party’s rights regarding the goods or services to be transferred.
3.	The Company can identify the payment terms for the goods or services to be transferred.
4.	The contract has commercial substance (that is, the risk, timing, or amount of the entity’s future cash flows is expected to change as a result of the contract).
5.	It is probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer. In evaluating whether collectability of an amount of consideration is probable, an entity shall consider only the customer’s ability and intention to pay that amount of consideration when it is due. The amount of consideration to which the entity will be entitled may be less than the price stated in the contract if the consideration is variable because the entity may offer the customer a price concession.

F-22

Basic and Diluted Net Loss Per Share

Our computation of earnings per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common stockholders divided by the weighted average common shares outstanding for the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted (loss) per common share is the same for periods in which the company reported an operating loss because all warrants and stock options outstanding are anti-dilutive. There were no adjustments to net loss required for purposes of computing diluted earnings per share.

For the period ended December 31, 2018

Loss per share:
Numerator:
Net loss used in computing earnings per share	(20,885)

Denominator:
Weighted average common shares outstanding	35,897

Basic and diluted loss per share	$(0.58)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

F-23

Comprehensive income (loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) ASC 220 Reporting Comprehensive Income and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive loss consists of net loss and foreign currency translation adjustments.

Recently Issued Accounting Pronouncements

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (ASU 2018-02). The standard provides financial statement preparers with an option to reclassify stranded tax effects within Accumulated Other Comprehensive Income (AOCI) to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted.

In December 2018, the FASB issued Accounting Standards Update No. 2018-05, Income Taxes (Topic 740), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (ASU 2018-05). The ASU adds various Securities and Exchange Commission (“SEC”) paragraphs pursuant to the issuance of the December 2017 SEC Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which was effective immediately. The SEC issued SAB 118 to address concerns about reporting entities’ ability to timely comply with the accounting requirements to recognize all of the effects of the Tax Cuts and Jobs Act in the period of enactment. SAB 118 allows disclosure that timely determination of some or all of the income tax effects from the Tax Cuts and Jobs Act are incomplete by the due date of the financial statements and if possible to provide a reasonable estimate.

As of December 31, 2018, except for the above, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

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4.	STOCKHOLDERS’ EQUITY

Preferred stock

On February 20, 2019, the Company filed a Certificate of Amendment to its Articles of Incorporation to reclassify 30,000,000 shares common stock to Preferred stock.

Common stock

On December 24, 2018, the Company and Ming Zhou, an individual (“Purchaser”) entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 33,333 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $100. Shares were issued on December 24, 2018.

On December 24, 2018, the Company and Jonathan Scott Ginsberg, an individual who is the director of the Company (“Purchaser”), entered into a Founder’s Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Purchaser agreed to purchase from the Company, and the Company agreed to sell to Purchaser, an aggregate of 33,333 shares of the Common Stock of the Company (the “Stock”) at $0.003 per share, for an aggregate purchase price of $100. Shares were issued on December 24, 2018.

As of December 31, 2018, the Company has 320,000,000 shares of common stock authorized, 66,666 shares issued and outstanding at par value of $0.0001 per share.

5.	INCOME TAX

The Company was established in the State of Nevada in United States and is subject to Nevada State and US Federal tax laws. The Company has not recognized an income tax benefit for its operating losses based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. Further, the benefit from utilization of NOL (“net operating loss”) going forward could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of December 31, 2018, the Company has accumulated net operating losses of $20,885, which carries over as a deferred tax asset which begins to expire in 2025.

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The net losses before income taxes and its provision for income taxes as follows:

December 31, 2018
Net loss before income taxes	$(20,885)

Tax expenses (benefit) at the statutory tax rate	(4,386)

Tax effects of:
Valuation allowance	4,386

Income tax benefit	$-

6.	SUBSEQUENT EVENTS

Subsequent to December 31, 2018 and through April 25, 2019, the date of these financial statements, were approved for issuance we had the following subsequent events:

(a) On January 31, 2019, the Company issued 433,333 shares to a subscriber who had entered into subscription agreement with the Company.

(b) On February 12, 2019, the Company issued 450,000 shares to a subscriber who had entered into subscription agreement with the Company.

(c) On February 20, 2019, the Company filed a Certificate of Amendment to its Articles of Incorporation to change its name from Guojiang Cultural Industry US, Inc. to GJ Culture Group US, Inc.

(d) On February 20, 2019, the Company filed a Certificate of Amendment to its Articles of Incorporation to reclassify 30,000,000 shares common stock to Preferred stock.

(e) On February 20, 2019, the Company filed a Certificate of Amendment to its Articles of Incorporation to change the number of directors.

(f) On February 26, 2019, the Company issued 15,247,577 shares to three subscribers who had entered into subscription agreements with the Company.

(g) On February 27, 2019, the Company issued 18,635,927 shares to a subscriber who had entered into subscription agreement with the Company.

(h) On March 20, 2019, entered into subscription agreements with six subscribers, selling 257,563 shares at a selling price of $0.032 per share.

(i) On April 3, 2019, entered into subscription agreements with seven subscribers, selling 11,000 shares at a selling price of $0.032 per share.

(j) On April 15, 2019, entered into subscription agreements with fifty-four subscribers, selling 6,755,200 shares at a selling price of $0.032 per share.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered. No portion of any of such expenses will be borne by any of the selling stockholders.

SEC Registration	$118.19
Legal Fees and Expenses*	$50,000
Accounting Fees*	$25,046
Miscellaneous*	$9,500
Total	$84,664.19

* Estimated.

Item 14. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporations also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons. Article V, Section 1 of our bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Item 15. Recent Sales of Unregistered Securities

From April to June 2019, we sold 8,126,071 shares of our common stock to accredited investors under Regulation D and non U.S. person under Regulation S pursuant to private placement offerings. The shares of common stock referenced above were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

Item 16. EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.
3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.
5.1	Opinion of Wilson Bradshaw & Cao, LLP*
10.1	Form of Founder Stock Purchase Agreement, incorporated by reference to Exhibit 10.1 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.
10.2	Form of Subscription Agreement of Private Investors in Private Placement, incorporated by reference to Exhibit 10.2 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.
10.3	Service Agreement between the Company and BEEC Inc dated February 10, 2019, incorporated by reference to Exhibit 10.3 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.
10.4	Business Cooperation Agreement between the Company and BEEC Inc dated December 20, 2018, incorporated by reference to Exhibit 10.4 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.
10.5	Business Cooperation Agreement between the Company and Xi’an China Travel Service Co., Ltd. dated March 5, 2019, incorporated by reference to Exhibit 10.5 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.
10.6	Supplementary Agreement to Business Cooperation Agreement between the Company and Xi’an China Travel Service Co., Ltd. dated June 3, 2019, incorporated by reference to Exhibit 10.6 to GJ Culture’s Amendment No.1 to Registration Statement on Form S-1(File No. 333-232605), filed with the SEC on September 16, 2019.
10.7

Restated Consulting Services Agreement between the Company and Shaanxi Qinming Culture Communication Co. Ltd. dated April 20, 2019, incorporated by reference to Exhibit 10.7 to GJ Culture’s Amendment No.1 to Registration Statement on Form S-1(File No. 333-232605), filed with the SEC on September 16, 2019.

23.1	Consent of WWC, P.C.*
23.2	Consent of Wilson Bradshaw & Cao, LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page), incorporated by reference to Exhibit 24.1 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on June 11, 2019.

*	Filed herewith.

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Danville in California, on October 4, 2019.

GJ Culture Group US, Inc.

By:	/s/ Sanjun Kuang
Sanjun Kuang
Chief Executive Officer (Principal Executive Officer) and Treasurer (Principal Accounting Officer)

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POWER OF ATTORNEY AND SIGNATURES

The undersigned, a majority of the officers and directors of the company hereby constitute and appoint Sanjun Kuang and Jianhua Wang, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sanjun Kuang
Sanjun Kuang	Chief Executive Officer (Principal Executive Officer) and Treasurer (Principal Financial Officer)	October 4, 2019

/s/ Huawei Li
Huawei Li	Secretary	October 4, 2019

/s/ Sanjun Kuang
Sanjun Kuang	Chairman	October 4, 2019

/s/ Meisang Hu
Meisang Hu	Director	October 4, 2019

/s/Huawei Li
Huawei Li	Director	October 4, 2019

/s/Jonathan Ginsberg
Jonathan Ginsberg	Director	October 4, 2019

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